                                                                     EXHIBIT 4.2

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                    REVOLVING CREDIT AND GUARANTY AGREEMENT



                                 by and among



                     BLACK ENTERTAINMENT TELEVISION, INC.,
                                 as Borrower,

                              BET HOLDINGS, INC.,
                                 as Guarantor,

                           THE LENDERS PARTY HERETO,


                                      AND


                        THE BANK OF NEW YORK, AS AGENT



                               ________________

                                  $75,000,000
                               ________________



                         Dated as of December 13, 1995



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     INDEX


1. Revolving Credit and Guaranty Agreement, dated as of December 13, 1995, by and among Black Entertainment Television, Inc. (the "Borrower"), BET
                                                          --------
     Holdings, Inc. (the "Guarantor"), the Lenders party thereto and The Bank of
                          ---------
     New York, as Agents (the "Agent").
                               -----

2.   Notes, each dated December 13, 1995, made by the Borrower to:

     (i)    The Bank of New York Company, Inc.;
     (ii)   The Riggs National Bank of Washington, D.C.;
     (iii)  Crestar Bank;
     (iv)   Industrial Bank N.A.; and
     (v)    Nationsbank of Texas, N.A.

3. Secretary's Certificate of the Borrower, dated as of December 13, 1995, certifying as to the incumbency of certain officers and setting forth signature specimens of the same and attaching:

     (a)    Articles of Incorporation;
     (b)    By-Laws;
     (c)    Resolutions of the Board of Directors;
     (d) Good standing certificate issued by the Department of Consumer and Regulatory Affairs of the District of Columbia; and
     (e) Note Agreement, dated as of January 30, 1990, between the Borrower and the purchasers named therein, as amended by the Guaranty, Consent and Amendment, dated as September 5, 1991.

4. Secretary's Certificate of the Guarantor, dated as of December 13, 1995, certifying as to the incumbency of certain officers and setting forth signature specimens of the same and attaching:

     (a)    Amended and Restated Certificate of Incorporation;
     (b)    By-Laws;
     (c)    Resolutions of the Board of Directors;
     (d) Good standing certificate issued by the Secretary of State of the State Delaware;
     (e) Stock Purchase Agreement between the Guarantor and Time Warner Entertainment Company, L.P., dated as of November 1, 1995; and
     (f) Noncompetition Agreement by and between the Guarantor Time Warner Inc., dated as of November 1, 1995.

5. Certificate of the Executive Vice President and General Counsel of the Borrower and the Guarantor, dated as of December 13, 1995, certifying (i) as to the absence of litigation and (ii) that all approvals and consents have been obtained, all required notices have been given and all required waiting periods have expired.

6. Certificate of the Executive Vice-President, Finance, Chief Financial Officer and Treasurer of the Borrower and the Guarantor, dated as of December 13, 1995, certifying (i) the Leverage Ratio is 1.68:1.00, (ii) the ratio of EBITDA to Pro-Forma Debt Service is 5.23:100, (iii) the ratio of EBITDA to Interest Expense is 13.62:1.00, (iv) there exists no Default or Event of Default and (v) the representations and warranties contained in the Loan Documents are true and correct in all material respects.

7. Borrowing Request, dated December 13, 1995, made by the Borrower and the Guarantor to the Agent.

8. Opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel to the Borrower and the Guarantor, dated December 13, 1995.

9. Opinion of Debra L. Lee, Executive Vice President and General Counsel of the Borrower and the Guarantor, dated December 13, 1995.

10. Opinion of Weil, Gotshal & Manges, special counsel to the Borrower, dated December 12, 1995.

11. Opinion of Emmet, Marvin & Martin, LLP, Special Counsel to the Agent, dated December 13, 1995.

                               TABLE OF CONTENTS

1.  DEFINITIONS AND PRINCIPLES OF CONSTRUCTION..............................  1
    1.1.  Definitions.......................................................  1
    1.2.  Principles of Construction........................................ 14

2.  AMOUNT AND TERMS OF LOANS............................................... 15
    2.1.  Loans............................................................. 15
    2.2.  Notes............................................................. 15
    2.3.  Procedure for Borrowing........................................... 15
    2.4.  Termination or Reduction of Aggregate Commitments................. 17
    2.5.  Prepayments of the Loans.......................................... 17
    2.6.  Conversions and Continuations..................................... 17
    2.7.  Interest Rate and Payment Dates................................... 19
    2.8.  Substituted Interest Rate......................................... 20
    2.9.  Taxes............................................................. 21
    2.10. Illegality........................................................ 22
    2.11. Increased Costs................................................... 22
    2.12. Indemnification for Loss.......................................... 23
    2.13. Survival of Certain Obligations................................... 24
    2.14. Use of Proceeds................................................... 24
    2.15. Capital Adequacy.................................................. 25
    2.16. Agent's Records................................................... 25

3.  FEES; PAYMENTS.......................................................... 25
    3.1.  Commitment Fee.................................................... 25
    3.2.  Agent's Fees...................................................... 26
    3.3.  Pro Rata Treatment and Application of Principal Payments.......... 26

4.  REPRESENTATIONS AND WARRANTIES.......................................... 26
    4.1.  Subsidiaries; Capitalization...................................... 26
    4.2.  Existence and Power............................................... 27
    4.3.  Authority......................................................... 27
    4.4.  Binding Agreement................................................. 27
    4.5.  Litigation........................................................ 27
    4.6.  Required Consents................................................. 27
    4.7.  No Conflicting Agreements......................................... 28
    4.8.  Compliance with Applicable Laws................................... 28
    4.9.  Taxes............................................................. 28
    4.10. Governmental Regulations.......................................... 28
    4.11. Federal Reserve Regulations; Use of Loans Proceeds................ 29
    4.12. Plans............................................................. 29
    4.13. Financial Statements.............................................. 29
    4.14. Property.......................................................... 30
    4.15. Franchises, Intellectual Property, Etc............................ 30
    4.16. Environmental Matters............................................. 30

    4.17. Labor Relations.................................................  31
    4.18. Solvency........................................................  31
    4.19. Absence of Certain Restrictions.................................  31
    4.20. Burdensome Obligations..........................................  32
    4.21. FCC and Copyright Matters.......................................  32

5. CONDITIONS TO FIRST LOANS..............................................  32
    5.1.  Evidence of Action..............................................  32
    5.2.  This Agreement..................................................  33
    5.3.  Notes...........................................................  33
    5.4.  Litigation......................................................  33
    5.5.  Certain Documents...............................................  33
    5.6.  Approvals.......................................................  33
    5.7.  Opinion of Counsel to the Borrower and the Guarantor............  34
    5.8.  Opinion of Special Counsel......................................  34
    5.9.  Fees............................................................  34
    5.10. Fees and Expenses of Special Counsel............................  34
    5.11. Cancellation of Stock of Guarantor..............................  34
    5.12. Compliance Certificate..........................................  34

6. CONDITIONS TO LENDING - ALL LOANS......................................  34
    6.1.  Compliance......................................................  35
    6.2.  Borrowing Request...............................................  35
    6.3.  Federal Reserve Forms FR U-1....................................  35
    6.4.  Legal Matters and Other Documents...............................  35

7. AFFIRMATIVE COVENANTS..................................................  35
    7.1.  Financial Statements............................................  35
    7.1.  Certificates; Other Information.................................  36
    7.3.  Legal Existence.................................................  38
    7.4.  Taxes...........................................................  39
    7.5.  Insurance.......................................................  39
    7.6.  Payment of Indebtedness and Performance of Obligations..........  39
    7.7   Condition of Property...........................................  39
    7.8.  Observance of Legal Requirements................................  40
    7.9.  Inspection of Property; Books and Records; Discussions..........  40
    7.10. Licenses, Intellectual Property.................................  40
    7.11. FCC Licenses, Etc...............................................  40
    7.12. Leverage Ratio..................................................  40
    7.13. EBITDA to Pro-Forma Debt Service................................  40
    7.14. EBITDA to Interest Expense......................................  41
    7.15. Margin Stock of Guarantor.......................................  41

8. NEGATIVE COVENANTS.....................................................  41
    8.1.  Indebtedness....................................................  41
    8.2.  Liens...........................................................  41
    8.3.  Merger, Consolidation or Sale of Assets, Etc....................  42


     8.4.  Restricted Payments............................................  43
     8.5.  Investments, Acquisitions, Loans, Etc. ........................  43
     8.6.  Business and Name Changes .....................................  44
     8.7.  Subsidiaries...................................................  44
     8.8.  Certificate of Incorporation and By-Laws.......................  44
     8.9.  ERISA..........................................................  44
     8.10. Sale and Leaseback.............................................  44
     8.11. Fiscal Year....................................................  44
     8.12. Amendments, Etc. of Certain Agreements.........................  44
     8.13. Transactions with Affiliates...................................  44
     8.14. Limitation on Certain Restriction on Subsidiaries..............  45
     8.15. Limitation on Negative Pledge Clauses..........................  45
     8.16. Investments in Margin Stock....................................  45

9.  DEFAULT...............................................................  45
     9.1.  Events of Default..............................................  45

10. THE AGENT.............................................................  48
     10.1. Appointment....................................................  48
     10.2. Delegation of Duties...........................................  48
     10.3. Exculpatory Provisions.........................................  48
     10.4. Reliance by Agent..............................................  49
     10.5. Notice of Default..............................................  49
     10.6. Non-Reliance on Agent and Other Lenders........................  50
     10.7. Indemnification................................................  50
     10.8. Agent in Its Individual Capacity...............................  51
     10.9. Successor Agent................................................  51

11. OTHER PROVISIONS......................................................  51
     11.1. Amendments and Waivers.........................................  51
     11.2. Notices........................................................  52
     11.3. No Waiver; Cumulative Remedies.................................  53
     11.4. Survival of Representations and Warranties.....................  54
     11.5. Payment of Expenses and Taxes..................................  54
     11.6. Lending Offices................................................  54
     11.7. Assignments and Participants...................................  55
     11.8. Counterparts...................................................  56
     11.9. Adjustments; Set-off...........................................  57
     11.10. Construction..................................................  57
     11.11. Indemnity.....................................................  58
     11.12. Governing Law.................................................  58
     11.13. Headings Descriptive..........................................  58
     11.14. Severability..................................................  58
     11.15. Integration...................................................  59
     11.16. Consent to Jurisdiction.......................................  59
     11.17. Service of Process............................................  59
     11.18. No Limitation on Service or Suit..............................  59
     11.19. WAIVER OF TRIAL BY JURY.......................................  59

12. GUARANTY...............................................................  60
    12.1. Guaranty.........................................................  60
    12.2. Absolute Obligation..............................................  60
    12.3. Guaranty of Payment..............................................  61
    12.4. Repayment in Bankruptcy..........................................  61
    12.5. Waiver of Subrogation............................................  61
    12.6. Other Provisions in Guaranty.....................................  62

EXHIBITS
--------

Exhibit A           List of Commitments
Exhibit B           Form of Note
Exhibit C           Form of Borrowing Request
Exhibit D           Form of Compliance Certificate
Exhibit E           Form of Assignment and Acceptance Agreement
Exhibit F           Form of Opinion of Counsel to the Borrower and the Guarantor
Exhibit G           Form of Opinion of Special Counsel
Exhibit H           Form of Notice of Conversion/Continuation

SCHEDULES
---------

Schedule 1.1        List of Domestic Lending Offices
Schedule 4.1        List of Subsidiaries; Capitalization
Schedule 4.5        List of Litigation
Schedule 4.12       List of Existing Pension Plans
Schedule 4.14       List of FCC Investigations, Violations, Etc.
Schedule 8.1        List of Existing Indebtedness
Schedule 8.2        List of Existing Liens
Schedule 8.5        List of Existing Investments

     REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of December 13, 1995, by and among BLACK ENTERTAINMENT TELEVISION, INC., a District of Columbia corporation, as borrower (the "Borrower"), BET HOLDINGS, INC., a Delaware
                               --------
corporation, as guarantor (the "Guarantor"), the lenders party hereto (together
                                ---------
with their respective assigns, the "Lenders", each a "Lender") and THE BANK OF
                                                      ------
NEW YORK, as agent for the Lenders (in such capacity, the "Agent").
                                                           -----
1.   DEFINITIONS AND PRINCIPLES OF CONSTRUCTION
     ------------------------------------------

     1.1.   Definitions
            -----------

            As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

            "ABR Advances": the Loans (or any portions thereof) at such time as
             ------------
they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

            "Accountants": Price Waterhouse LLP (or any successor thereto), or
             -----------
such other firm of certified public accountants of recognized national standing selected by the Guarantor and reasonably satisfactory to the Agent.

            "Accumulated Funding Deficiency": as defined in Section 302 of
             ------------------------------
ERISA.

            "Advance": an ABR Advance or a Eurodollar Advance, as the case may
             -------
be.

            "Affected Advance": as defined in Section 2.8.
             ----------------

            "Affiliate": as to any Person, any other Person which, directly or
             ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 5% or more of the securities or other interests having ordinary voting power for the election of directors or other managing Persons thereof or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Aggregate Commitments": on any date, the sum of all Commitments on
             ---------------------
such date.

            "Agreement": this Revolving Credit and Guaranty Agreement, as the
             ---------
same may be amended, supplemented or otherwise modified from time to time.

            "Alternate Base Rate": on any date, a rate of interest per annum
             -------------------
equal to the higher of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% or (ii) the BNY Rate in effect on such date.

            "Applicable Lending Office": in respect of any Lender, (i) in the
             -------------------------
case of such Lender's ABR Advances, its Domestic Lending Office and (ii) in the case of such Lend er's Eurodollar Advances, its Eurodollar Lending Office.

            "Applicable Margin": at all times during the applicable periods set
             -----------------
forth below: (i) with respect to the unpaid principal amount of ABR Advances, the applicable percentage set forth below next to the words "Alternate Base Rate" and (ii) with respect to the unpaid principal amount of Eurodollar Advances, the applicable percentage set forth below next to the words "Eurodollar Rate":

                                                                 Applicable
     Period                       Rate                          Margin
     ------                       ----                          ----------

     when the Leverage            Alternate Base Rate           0.0%
     Ratio is greater             Eurodollar Rate               0.750%
     than or equal to
     2.50:1.00

     when the Leverage            Alternate Base Rate           0.0%
     Ratio is equal to            Eurodollar Rate               0.625%
     or greater than
     2.00:1.00 but less
     than 2.50:1.00

     when the Leverage            Alternate Base Rate           0.0%
     Ratio is equal to            Eurodollar Rate               0.500%
     or greater than
     1.50:1.00 but less
     than 2.00:1.00

     when the Leverage            Alternate Base Rate           0.0%
     Ratio is less than           Eurodollar Rate               0.375%
     1.50:1.00

     Changes in the Applicable Margin resulting from a change in the Leverage Ratio, as set forth in a Compliance Certificate delivered pursuant to Section 7.1(c) evidencing such a change, shall become effective upon the third day following the delivery by the Borrower to the Agent of a new Compliance Certificate pursuant to Section 7.1(c) evidencing a change in the Leverage Ratio. If the Borrower shall fail to deliver a Compliance Certificate within 55 days after the end of each of the first three fiscal quarters (or 100 days after the end of the last fiscal quarter) as required by Section 7.1(c), the Applicable Margin from and including the 56th day (the 101st day in the case of the last quarter) after the end of such fiscal quarter to the third day following the delivery by the Borrower to the Agent of a Compliance Certificate shall be 0.0% with respect to ABR Advances and 0.750% with respect to Eurodollar Advances, in each case subject to Section 2.7(b).

            "Approved Bank": any bank whose short-term commercial paper rating
             -------------
from (i) S&P is at least A-1 or the equivalent thereof or (ii) Moody's is at least P-1 or the equivalent thereof.

            "Assignment and Acceptance Agreement": an assignment and acceptance
             -----------------------------------
agreement executed by an assignor and an assignee pursuant to which the assignor assigns to the assignee all or any portion of such assignor's Note and Commitment, substantially in the form of Exhibit E.

            "Assignment Fee": as defined in Section 11.7(b).
             --------------

            "Authorized Signatory": as to (i) any Person which is a corporation,
             --------------------
the chairman of the board, the president, any vice president, the chief financial officer or any other duly authorized officer (acceptable to the Agent) of such Person and (ii) any Person which is not a corporation, the general partner or other managing Person thereof.

            "Benefited Lender": as defined in Section 11.9.
             ----------------

            "BNY": The Bank of New York.
             ---

            "BNY Rate": a rate of interest per annum equal to the rate of
             --------
interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

            "Borrowing Date": any Business Day specified in (i) a Borrowing
             --------------
Request as a date on which the Borrower requests the Lenders to make Loans.

            "Borrowing Request": a request for Loans in the
             -----------------
form of Exhibit C.

            "Business Day": any day other than a Saturday, a Sunday or a day on
             ------------
which commercial banks located in New York City are authorized or required by law or other governmental action to close.

            "Capital Lease Obligations": with respect to any Person, obligations
             -------------------------
of such Person with respect to leases which, in accordance with GAAP, are required to be capitalized on the financial statements of such Person.

            "Cash Equivalents": (i) securities issued or directly and fully
             ----------------
guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Lender or (y) any Approved Bank, in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial or financial company with a long term unsecured debt rating of at least A or A-2, or the equivalent of each thereof, by S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

            "Change of Control":  (i) any person or group as such terms are
             -----------------
defined in the Securities Exchange Act of 1934 as amended (other than Robert L. Johnson or Tele-Communications, Inc.) shall become the beneficial owner, directly or indirectly, of 25% or more on a fully diluted basis, of the voting or economic interests of the Guarantor, (ii) a majority of the members of the board of directors of the Guarantor shall not consist of members of the board of directors of the Guarantor as of the Effective Date and any additions thereto and replacements thereof who have been nominated by a majority of the then existing board of directors, or (iii) the Guarantor ceases to own 100% of the Borrower.

           "Code": the Internal Revenue Code of 1986, as the same may be amended
            ----
from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

            "Commitment": in respect of any Lender, such Lender's under taking
             ----------
during the Commitment Period to make Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the amount set forth next to the name of such Lender in Exhibit A under the heading "Commitments", as the same may be reduced pursuant to Section 2.4.

            "Commitment Fee": as defined in Section 3.1.
             --------------

            "Commitment Period": the period from the Effective Date until the
             -----------------
Maturity Date.

            "Commitment Percentage": as to any Lender, the percentage set forth
             ---------------------
opposite the name of such Lender in Exhibit A under the heading "Commitment Percentage", as such percentage may be adjusted pursuant to Section 11.7(b).

            "Communications Act": the Communications Act of 1934, as amended,
             ------------------
and the rules and regulations issued thereunder, as from time to time in effect.

            "Compensatory Interest Payment": as defined in Section 2.7(c).
             -----------------------------

            "Compliance Certificate": a certificate substantially in the form of
             ----------------------
Exhibit D.

            "Consolidated": the Guarantor and its Subsidiaries which are
             ------------
consolidated for financial reporting purposes.

            "Consolidating": the Guarantor and each of its Subsidiaries taken
             -------------
separately.

            "Contingent Obligation": as to any Person (the "secondary obligor"),
             ---------------------                          -----------------
any obligation of such secondary obligor (i) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or (ii) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation ("primary obligation") of any other Person (the "primary
                   ------------------                             -------
obligor") in any manner, whether directly or indirectly, including,
-------
without limitation, any obligation of such secondary obligor, whether contingent, (A) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (D) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof, and (E) in respect of the liabilities of any partnership in which such secondary obligor is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such secondary obligor and its separate Property, provided, however, that the term "Contingent Obligation" shall not include the indorsement of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Control Person": as defined in Section 2.15.
             --------------

            "Conversion/Continuation Date": the date on which (i) a Eurodollar
             ----------------------------
Advance is converted to an ABR Advance, (ii) the date on which an ABR Advance is converted to a Eurodollar Advance or (iii) the date on which a Eurodollar Advance is continued as a new Eurodollar Advance.

            "Copyright Act": Title 17 of the United States Code, as amended, and
             -------------
the rules and regulations issued thereunder, as from time to time in effect.

            "Credit Party": each of the Borrower and the Guarantor
             ------------

            "Default": any event or condition which, with the giving of notice,
             -------
the lapse of time, or both, would, unless cured or waived, become an Event of Default.

            "Dollars" and "$": lawful currency of the United States of America.
             -------       -

            "Domestic Lending Office": in respect of any Lender, initially, the
             -----------------------
office or offices of such Lender designated as such on Schedule 1.1; thereafter, such other office of such Lender through which it shall be making or maintaining ABR Advances, as reported by such Lender to the Agent and the Borrower.

            "EBITDA": at any time, the income (or loss) from operations of the
             ------
Guarantor and its Subsidiaries on a Consolidated basis, determined in accordance with GAAP and in a manner consistent with the audited annual Consolidated Statement of Income as of July, 31, 1995 constituting a part of the Financial Statements, for the immediately preceding four fiscal quarters plus
                                                                ----
depreciation and amortization of intangibles (but excluding amortization of programming rights) for such four fiscal quarters. EBITDA shall be adjusted on a consistent basis to reflect the acquisition, sale, exchange and disposition of Property. Notwithstanding the foregoing, if at any time EBITDA (Wholly-Owned) constitutes less than 95% of EBITDA at such time, then EBITDA shall be reduced by an amount, with respect to each Subsidiary of the Guarantor which is not, directly or indirectly, wholly-owned by the Guarantor, equal to the amount of EBITDA attributable to such non-wholly owned Subsidiary multiplied by the percentage ownership interest in such non-wholly owned Subsidiary not owned, directly or indirectly, by the Guarantor.

            "EBITDA (Wholly-Owned)": at any time, the income (or loss) from
             ----------------------
operations of the Guarantor and its wholly-owned Subsidiaries on a consolidated basis, determined in accordance with GAAP and in a manner consistent with the audited annual Consolidated Statement of Income as of July 31, 1995 constituting a part of the Financial Statements, for the immediately preceding four fiscal quarters plus depreciation and amortization of intangibles (but excluding
          ----
amortization of programming rights) for such four fiscal quarters. EBITDA (Wholly-Owned) shall be adjusted on a consistent basis to reflect the acquisition, sale, exchange and disposition of Property.

            "Effective Date": December 13, 1995.
             --------------

            "Employee Benefit Plan": an employee benefit plan within the meaning
             ---------------------
of Section 3(3) of ERISA maintained, sponsored or contributed to by the Guarantor, any of its Subsidiaries or any ERISA Affiliate.

            "Environmental Laws": any and all federal, state and local laws
             ------------------
relating to the environment, the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of hazardous substances, materials or pollutants or industrial hygiene, and including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA (S)9601 et seq.; (ii) the Resource Conservation and Recovery
                         -- ---
Act of 1976, as amended, 42 USCA (S)6901 et seq.; (iii) the Toxic Substance
                                         -- ---
Control Act, as amended, 15 USCA (S)2601 et seq.; (iv) the Water Pollution
                                         -- ---
Control Act, as amended, 33 USCA (S)1251 et seq.; (v) the Clean Air Act, as
                                         -- ---
amended, 42 USCA (S)7401 et seq.; (vi) the Hazardous Materials Transportation
                         ------
Authorization Act of 1994, as amended, 49 USCA (S)5101 et seq. and (viii) all
                                                        -- ---
rules and regulations thereunder and any analogous state law.

            "ERISA": the Employee Retirement Income Security Act of 1974, as
             -----
amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

            "ERISA Affiliate": when used with respect to an Employee Benefit
             ---------------
Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code of which a Credit Party or any of its Subsidiaries is a member.

            "Eurodollar Advances": collectively, the Loans (or any portions
             -------------------
thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

            "Eurodollar Lending Office": in respect of any Lender, in itially,
             -------------------------
the office, branch or affiliate of such Lender designated as such on Schedule
1.1 (or, if no such office branch or affiliate is specified, its Domestic Lending Office); thereafter, such other office, branch or affiliate of such Lender through which it shall be making or maintaining Eurodollar Advances, as reported by such Lender to the Agent and the Borrower.

            "Eurodollar Rate": with respect to the Interest Period applicable to
             ---------------
any Eurodollar Advance, a rate of interest per annum, as determined by the Agent, obtained by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%):

                    (a) the rate, as reported by BNY to the Agent, quoted by BNY to leading banks in the interbank eurodollar market as the rate at which BNY is offering Dollar deposits in an amount equal approximately to the Eurodollar Advance of BNY to which such Interest Period shall apply for a period equal to such Interest Period, as quoted at approximately 11:00 A.M. two Business Days prior to the first day of such Interest Period, by

                    (b) a number equal to 1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States money center banks are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) or in respect of any other category of liabilities including deposits by reference to which the interest rate on Eurodollar Advances is determined or any category of extensions of credit or other assets which includes loans by non-domestic offices of any Lender to United States residents. Eurodollar Advances shall be deemed to constitute Eurocurrency li abilities and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or off sets which may be available from time to time to any Lender under such Regulation D. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirement.

            "Event of Default": any of the events specified in Section 9.1,
             ----------------
provided that any requirement for the giving of notice, the lapse of time, or any other condition has been satisfied.

            "Existing Pension Plans": as defined in Section 4.12.
             ----------------------

            "FCC": the Federal Communications Commission, or any Governmental
             ---
Authority succeeding to the functions thereof.

            "Federal Funds Rate": for any day, a rate per annum (expressed as a
             ------------------
decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%), equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by BNY as deter mined by BNY and reported to the Agent.

            "Financial Statements": as defined in Section 4.13.
             --------------------

            "Funded Current Liability Percentage": as defined in Section
             -----------------------------------
401(a)(29) of the Code.

            "Funded Debt": at any time of determination, all Indebtedness of the
             -----------
Guarantor and its Subsidiaries (determined on a Consolidated basis) at such time. Notwithstanding the foregoing, solely for purposes of calculating the Leverage Ratio, Funded Debt shall be reduced by an amount equal to the aggregate amount of cash and Cash Equivalents of the Guarantor and its Subsidiaries (determined on a Consolidated basis) in excess of $1,000,000 at the time of determination.

            "GAAP": generally accepted accounting principles set forth in the
             ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, the Agent, the Lenders, the Guarantor and the Borrower shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Guarantor and the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

            "Governmental Authority": any nation or government, any state or
             ----------------------
other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

            "Guaranteed Obligations": as defined in Section 12.1.
             ----------------------

            "Guaranty": the guaranty of the Guarantor as provided in Section 12
             --------
hereof.

            "Hazardous Substance": any hazardous or toxic substance, material or
             -------------------
waste, including, but not limited to, (i) those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto and replacements therefor and (ii) any substance, pollutant or material defined as, or designated in, any Environmental Law as a "hazardous substance," "toxic substance," "hazardous material," "hazardous waste," "restricted hazardous waste," "pollutant," "toxic pollutant" or words of similar import.

            "Highest Lawful Rate": as to any Lender, the maximum rate of
             -------------------
interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on the Note held thereby, as the case may be, or which may be owing to such Lender pursuant to this Agreement and the other Loan Documents under the laws applicable to such Lender and this transaction.

            "Indebtedness": as to any Person, at a particular time, all items
             ------------
which constitute, without duplication, (i) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables (including, without limitation, programming liabilities) incurred in the ordinary course of business), (ii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iii) obligations with respect to any conditional sale or title retention agreement, (iv) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts, (v) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business), (vi) Capital Lease Obligations and (vii) Contingent Obligations.

            "Indemnified Person": as defined in Section 11.11.
             ------------------

            "Intellectual Property": all copyrights, trademarks, servicemarks,
             ---------------------
patents, trade names and service names.

            "Interest Expense": the sum of all interest (adjusted to give effect
             ----------------
to all Interest Rate Protection Agreements and fees and expenses paid in connection with same, all as determined in accordance with GAAP) on Funded Debt for the immediately preceding four fiscal quarters of the Guarantor.

            "Interest Payment Date": (i) as to any ABR Advance, the last day of
             ---------------------
each March, June, September and December commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Eurodollar Advance in respect of which the Borrower has selected an Interest Period of one, two or three months, the last day of such Interest Period, and (iii) as to any Eurodollar Advance in respect of which the Borrower has selected an Interest Period of six months, the day which is three months after the first day of such Interest Period and the last day of such Interest Period.

            "Interest Period": with respect to any Eurodollar Advance requested
             ---------------
by the Borrower, the period commencing on, as the case may be, the Borrowing Date or Conversion/Continuation Date with respect to such Eurodollar Advance and ending one, two, three or six months thereafter, as selected by the Borrower in its irrevocable Borrowing Request or its irrevocable Notice of Conversion/Continuation, provided, however, that (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period that begins on the last Business Day of a calendar month

(or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month and (iii) the Borrower shall select Interest Periods so as not to have more than five different Interest Periods outstanding at any one time for all Loans.

            "Interest Rate Protection Agreements": collectively, all interest
             -----------------------------------
rate swap, cap, ceiling, hedge or other interest rate protection agreements designed to hedge against fluctuations in interest rates entered into by the Borrower or the Guarantor with any financial institution.

            "Investments": as defined in Section 8.5.
             -----------

            "Leverage Ratio":  the ratio of Funded Debt to EBITDA.
               --------------

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit or
             ----
preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

            "Loan Documents": collectively, this Agreement and the Notes.
             --------------

            "Loan" and "Loans": as defined in Section 2.1.
             ----       -----

            "Margin Stock": any "margin stock", as defined in Regulation U of
             ------------
the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

            "Material Adverse Change": a material adverse change in (i) the
             -----------------------
financial condition, operations, business, prospects or Property of (A) the Guarantor, (B) the Borrower and its Subsidiaries taken as a whole or (C) any Material Subsidiary, or (ii) the ability of the Guarantor or the Borrower to perform its obligations under the Loan Documents to which it is a party or
(iii) the ability of the Agent and the Lenders to enforce any of the Loan Documents.

            "Material Adverse Effect": a material adverse effect on (i) the
             -----------------------
financial condition, operations, business, prospects or Property of (A) the Guarantor, (B) the Borrower and its Subsidiaries taken as a whole or (C) or any Material Subsidiary, or (ii) the ability of the Borrower or the Guarantor to perform its obligations under the Loan Documents to which it is a party or
(iii) the ability of the Agent and the Lenders to enforce any of the Loan Documents.

            "Material Subsidiary": the Borrower, BET Satellite Services, Inc., a
             -------------------
Delaware corporation, BET Acquisitions Corporation, a Delaware corporation, and any other wholly-owned Subsidiary of the Guarantor which represents greater than 5% of EBITDA.

            "Maturity Date": December 31, 2000, or such earlier date on which
             -------------
the Notes shall become due and payable, whether by acceleration or otherwise.

            "Moody's": Moody's Investors Service, Inc., or any successor
             -------
  thereto.

            "Multiemployer Plan": a Pension Plan which is a multiemployer plan
             ------------------
as defined in Section 4001(a)(3) of ERISA.

            "Noncompetition Agreement":  the Noncompetition Agreement, dated
             ------------------------
November 1, 1995, between the Guarantor and Time Warner Inc., as the same may be amended or otherwise modified from time to time in accordance with Section 8.12.

            "Note" and "Notes": as defined in Section 2.2.
             ----       -----

            "Note Agreement": the Note Agreement, dated January 30, 1990,
             --------------
between the Borrower and the purchasers named therein, as amended by Guaranty, Consent and Amendment, dated September 5, 1991, and as the same may be further amended or otherwise modified from time to time in accordance with Section 8.12.

            "Notice of Conversion/Continuation": a notice substantially in the
             ---------------------------------
form of Exhibit H.

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

            "Pension Plan": at any date of determination, any Employee Benefit
             ------------
Plan (including a Multiemployer Plan), the funding requirements of which (under
Section 302 of ERISA or Section 412 of the Code) are, or at any time within the six years immediately preceding such date, were in whole or in part, the responsibility of a Credit Party, any of its Subsidiaries or any ERISA Affiliate.

            "Permitted Liens": Liens permitted to exist under Section 8.2.
             ---------------

            "Person": any individual, firm, partnership, joint venture,
             ------
corporation, association, business enterprise, limited liability company, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

             "Pro-Forma Debt Service": the sum of all scheduled payments of
              ----------------------
principal and interest (adjusted to give effect to all Interest Rate Protection Agreements and fees and expenses paid in connection with same, all as determined in accordance with GAAP) on Funded Debt, required to be made during the four fiscal quarters of the Guarantor immediately succeeding any determination thereof. Where any item of interest on Funded Debt varies or depends upon a variable rate of interest (or other rate of interest which is not fixed for such entire four fiscal quarters), such rate, for purposes of calculating Pro-Forma Debt Service, shall be assumed to equal the applicable interest rate on such Funded Debt in effect on the date of such calculation. Also, for purposes of calculating Pro-Forma Debt Service, the principal amount outstanding under any revolving or line of credit facility on the date of any calculation of Pro-Forma Debt Service shall be assumed to be outstanding during the entire four fiscal quarters immediately succeeding such date, subject to any mandatory payments of principal required to be made during such period.

            "Prohibited Transaction": a transaction that is prohibited under
             ----------------------
Section 4975 of the Code of Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

            "Property": all types of real, personal, tangible, intangible or
             --------
mixed property.

            "Real Property": all real property owned or leased by a Credit Party
             -------------
or any of its Subsidiaries.

            "Reportable Event": with respect to any Pension Plan, (i) any event
             ----------------
set forth in Sections 4043(b) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(c) or 4063(a) or ERISA or the regulations thereunder, (ii) an event requiring a Credit Party, any of its Subsidiaries or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code, or
(iii) any failure to make any payment required by Section 412(m) of the Code.

            "Required Lenders": at any time when no Loans are outstanding,
             ----------------
Lenders having Commitments (or if no Commitments then exist, Lenders having Commitments on the last day on which Commitments did exist) equal to at least 51% of the aggregate Commitments of all the Lenders, and at any time when Loans are outstanding, Lenders holding Notes having an unpaid principal balance equal to at least 51% of the aggregate Loans outstanding.

            "Responsible Party": as to any Credit Party, the chairman of the
             -----------------
board or any officer of such Credit Party.

            "Restricted Payment": as to any Person (i) any dividend or other
             ------------------
distribution, direct or indirect, on account of any shares of any class of Stock or other equity interest in such Person now or hereafter outstanding (other than a dividend payable solely in shares of such Stock to the holders of such shares) and (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of Stock or other equity interest in such Person now or hereafter outstanding.

            "S&P": Standard & Poor's Ratings Group, a division of McGraw-Hill,
             ---
Inc., or any successor thereto.

            "SEC": the Securities and Exchange Commission or any Governmental
             ---
Authority succeeding to the functions thereof.

           "Solvent": with respect to any Person on a particular date, the
            -------
condition that on such date, (i) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small amount of capital.

            "Special Counsel": Emmet, Marvin & Martin, LLP, special counsel to
             ---------------
the Agent.

            "Stock": any and all shares, rights, interests, participations,
             -----
warrants or other equivalents (however designated) of corporate stock.

            "Stock Purchase Agreement": the Stock Purchase Agreement, dated
             ------------------------
November 1, 1995, between the Guarantor and Time Warner Entertainment Company, L.P., as the same may be amended or otherwise modified from time to time in accordance with Section 8.12.

            "Subsidiary": as to any Person, any corporation, association,
             ----------
partnership, limited liability company, joint venture or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

            "Tax": any present or future tax, levy, impost, duty, charge, fee,
             ---
deduction or withholding of any nature and whatever called, by a Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

            "Tax on the Overall Net Income": as to any Person, a Tax imposed by
             -----------------------------
the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its Domestic Lending Office) is located or by any political subdivision or taxing authority thereof or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

            "Termination Event": with respect to any Pension Plan, (i) a
             -----------------
Reportable Event, (ii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, (iii) the institution of proceedings to terminate a Pension Plan under Section 4042 of ERISA, or (iv) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.

            "Unfunded Pension Liabilities": with respect to any Pension Plan, at
             ----------------------------
any date of determination, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions", over the fair market value of Pension Plan assets.

            "United States": the United States of America (including the States
             -------------
thereof and the District of Columbia).

            "Unqualified Amount": as defined in Section 2.7(c).
             ------------------


            "Unrecognized Retiree Welfare Liability": with respect to any
             --------------------------------------
Employee Benefit Plan that provides postretirement benefits other than pension benefits, the amount of the transition obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," as of the most recent valuation date, that has not been recognized as an expense in an income statement of the Guarantor and its Subsidiaries, provided that (i) prior to the date such Statement is applicable to the Guarantor, such amount shall be based on an estimate made in good faith of such transition obligation, and (ii) for purposes of determining the aggregate amount of the Unrecognized Retiree Welfare Liability, Plans maintained by a Subsidiary that is not otherwise an ERISA Affiliate shall be included.

     1.2.   Principles of Construction
            --------------------------

            (a) All terms defined in a Loan Document shall have the meanings given such terms therein when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant thereto, unless otherwise defined therein.

            (b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in a Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

            (d) The phrase "may not" is prohibitive and not permissive.

            (e) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

            (f) Unless specifically provided in a Loan Document to the contrary, references to a time shall refer to New York City time.

            (g) Unless specifically provided in a Loan Document to the contrary, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

            (h) References in any Loan Document to a fiscal period shall refer to that fiscal period of the Guarantor.

2. AMOUNT AND TERMS OF LOANS
   -------------------------

     2.1. Loans
          -----

          Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (each a "Loan" and, as the context may
                                               ----
require, collectively with all other Loans of such Lender and with the Loans of all other Lenders, the "Loans") to the Borrower from time to time during the
                        -----
Commitment Period, provided, however, that immediately after giving effect thereto (i) the outstanding principal balance of such Lender's Loans would not exceed such Lender's Commitment, and (ii) the outstanding principal balance of all Lenders' Loans would not exceed the Aggregate Commitments. During the Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Aggregate Commitments, all in accordance with the terms and conditions of this Agreement. Neither the Agent nor any Lender shall be responsible for the obligations or Commitment of any other Lender hereunder.

     2.2. Notes
          -----

          The Loans made by a Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B, with appropriate insertions therein as to date and principal amount (each, as indorsed or modified from time to time, a "Note" and, collectively with the Notes of all
                               ----
other Lenders, the "Notes"), payable to the order of such Lender for the account
                    -----
of its Applicable Lending Office and representing the obligation of the Borrower to pay the lesser of (i) the original amount of the Commitment of such Lender and (ii) the aggregate unpaid principal balance of all Loans made by such Lender, with interest thereon as prescribed in Section 2.7. Each Note shall
(iii) be dated the first Borrowing Date, (iv) be stated to mature on the Maturity Date and (v) bear interest from the date thereof on the unpaid principal balance thereof at the applicable interest rate or rates per annum determined as provided in Section 2.7. Interest on each Note shall be payable as specified in Section 2.7.


     2.3. Procedure for Borrowing
          -----------------------

          (a) The Borrower may borrow under the Aggregate Commitments on any Business Day during the Commitment Period, provided, however, that the Borrower shall notify the Agent (by telephone or fax) no later than: 11:00 A.M., three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Advances and no later than 11:00 A.M. on the requested Borrowing Date, in the case of ABR Advances, specifying (i) the aggregate principal amount to be borrowed under the Aggregate Commitments, (ii) the requested Borrowing Date,
(iii) whether such borrowing is to consist of one or more Eurodollar Advances, ABR Advances, or a combination thereof and (iv) if the borrowing is to consist of one or more Eurodollar Advances, the length of the Interest Period for each such Eurodollar Advance, provided, however, that no Interest Period selected in respect of any Loan shall end after the Maturity Date. If the Borrower fails to give timely notice in connection with a request for a Eurodollar Advance, the Borrower shall be deemed to have elected that such Advance shall be made as an ABR Advance. Each such notice shall be irrevocable and confirmed immediately by delivery to the Agent of a Borrowing Request. Each ABR Advance shall be in an aggregate principal amount equal to $500,000 or such amount plus a whole multiple of $100,000 in excess thereof, or, if less, the unused amount of the Aggregate Commitments and each Eurodollar Advance shall be in an aggregate principal amount equal to $2,000,000 or such amount plus a whole multiple of $500,000 in excess thereof.

          (b) Upon receipt of each notice of borrowing from the Borrower, the Agent shall promptly notify each Lender thereof. Subject to its receipt of the notice referred to in the preceding sentence, each Lender will make the amount of its Commitment Percentage of each borrowing available to the Agent for the account of the Borrower at the office of the Agent set forth in Section 11.2 not later than 12:00 Noon (2:00 P.M. with respect to ABR Loans for which the Borrower gave notice to borrow on the requested Borrowing Date) on the relevant Borrowing Date requested by the Borrower, in funds immediately available to the Agent at such office. The amounts so made available to the Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Agent, be made available on such date to the Borrower by the Agent at the office of the Agent specified in
Section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Agent.

          (c) Unless the Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be promptly confirmed by fax or other writing) that such Lender will not make available to the Agent such Lender's Commitment Percentage of the Loans requested by the Borrower, the Agent may assume that such Lender has made such share available to the Agent on the Borrowing Date in accordance with this Section, provided that such Lender received notice of the proposed borrowing from the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower on the Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made its Commitment Percentage of such Loans available to the Agent, such Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower to the date such amount is paid to the Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in Section 2.7 for ABR Advances, and, in the case of such Lender, the Federal Funds Rate in effect on each such day (as determined by the Agent). If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Loan as part of the Loans for purposes of this Agreement, which Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Loans. Notwithstanding any of the foregoing, nothing in this Section shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          (d) If a Lender makes a new Loan on a Borrowing Date on which the Borrower is to repay a Loan from such Lender, such Lender shall apply the proceeds of such new Loan to make such repayment, and only the excess of the proceeds of such new Loan over the Loan being repaid need be made available to the Agent.

          (e) Notwithstanding the provisions of Section 2.3(a), the Agent may act without liability upon the basis of telephonic notice of borrowing believed by the Agent in good faith to be from an authorized officer of the Borrower prior to receipt of written notice and confirmation by facsimile or otherwise. In each such case, the Agent's record of the terms of such telephone notice of such borrowing shall be conclusive, absent manifest error.

     2.4. Termination or Reduction of Aggregate Commitments
          -------------------------------------------------

          (a) Voluntary Reductions. The Borrower shall have the right, upon at
              --------------------
least three Business Days' prior written notice to the Agent, at any time to terminate the Aggregate Commitments or from time to time to permanently reduce the Aggregate Commitments, provided, however, that any such reduction shall be in the amount of $5,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

          (b) In General. Reductions of the Aggregate Commitments shall be
              ----------
applied pro rata according to the Commitment of each Lender. Simultaneously with each reduction of the Aggregate Commitments under this Section, the Borrower shall pay the Commitment Fee accrued on the amount by which the Aggregate Commitments have been reduced and prepay the Loans as required by
Section 2.5(b).

     2.5. Prepayments of the Loans
          ------------------------

          (a) Voluntary Prepayments. The Borrower may, at its option, prepay
              ---------------------
the Loans without premium or penalty, in full at any time or in part from time to time by notifying the Agent in writing at least one Business Day prior to the proposed prepayment date, in the case of Loans consisting of ABR Advances and at least three Business Days prior to the proposed prepayment date, in the case of Loans consisting of Eurodollar Advances, specifying whether the Loans to be prepaid consist of ABR Advances, Eurodollar Advances, or a combination thereof, the amount to be prepaid and the date of prepayment. Such notice shall be irrevocable and the amount specified in such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. Each partial prepayment of the Loans pursuant to this subsection shall be in an aggregate principal amount of $500,000 or such amount plus a whole multiple of $500,000 in excess thereof, or, if less, the outstanding principal balance of the Loans. After giving effect to any partial prepayment with respect to Eurodollar Advances which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal amount of such Eurodollar Advances shall exceed (subject to Section 2.6) $2,000,000 or such amount plus a whole multiple of $500,000 in excess thereof.

          (b) Mandatory Prepayments of Loans Relating to Reductions of the
              ------------------------------------------------------------
Aggregate Commitments. Simultaneously with each reduction of the Aggregate
---------------------
Commitments under Section 2.4, the Borrower shall prepay the Loans by the amount, if any, by which the aggregate unpaid principal balance of the Loans exceeds the amount of the Aggregate Commitments as so reduced.

          (c) In General. If any prepayment is made in respect of any Eurodollar
              ----------
Advance, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees to indemnify the Lenders in accordance with Section 2.12.

     2.6. Conversions and Continuations
          -----------------------------

          (a) The Borrower may elect from time to time to convert Eurodollar Advances to ABR Advances by giving the Agent at least one Business Day's prior irrevocable notice of such election (confirmed by the delivery of a Notice of Conversion/Continuation), specifying the amount to be so converted, provided, that any such conversion of Eurodollar Advances shall only be made on the last day of the Interest Period applicable thereto. In addition, the Borrower may elect from time to time to (i) convert ABR Advances to Eurodollar Advances and
(ii) to continue Eurodollar Advances by selecting a new Interest Period therefor, in each case by giving the Agent at least three Business Days' prior irrevocable notice of such election (confirmed by the delivery of a Notice of Conversion/Continuation), in the case of a conversion to, or continuation of, Eurodollar Advances, specifying the amount to be so converted and the initial Interest Period relating thereto, provided that any such conversion of ABR Advances to Eurodollar Advances shall only be made on a Business Day and any such continuation of Eurodollar Advances shall only be made on the last day of the Interest Period applicable to the Eurodollar Advances which are to be continued as such new Eurodollar Advances. The Agent shall promptly provide the Lenders with a copy of each such Notice of Conversion/Continuation. ABR Advances and Eurodollar Advances may be converted or continued pursuant to this Section in whole or in part, provided that conversions of ABR Advances to Eurodollar Advances, or continuations of Eurodollar Advances shall be in an aggregate principal amount of $2,000,000 or such amount plus a whole multiple of $500,000 in excess thereof.

          (b) Notwithstanding anything in this Section to the contrary, no ABR Advance may be converted to a Eurodollar Advance and no Eurodollar Advance may continued, if a Responsible Party of the Borrower or the Agent has knowledge that a Default or Event of Default has occurred and is continuing either (i) at the time the Borrower shall notify the Agent of its election to convert or continue or (ii) on the requested Conversion/Continuation Date. In such event, such ABR Advance shall be automatically continued as an ABR Advance, or such Eurodollar Advance shall be automatically converted to an ABR Advance on the last day of the Interest Period applicable to such Eurodollar Advance. If an Event of Default shall have occurred and be continuing, the Agent shall, at the request of the Required Lenders, notify the Borrower (by telephone or otherwise) that all, or such lesser amount as the Required Lenders shall designate, of the outstanding Eurodollar Advances shall be automatically converted to ABR Advances, in which event such Eurodollar Advances shall be automatically converted to ABR Advances on the date such notice is given.

          (c) No Interest Period selected in respect of conversion or continuation of any Eurodollar Advance shall end after the Maturity Date.

          (d) Each conversion or continuation shall be effected by each Lender by applying the proceeds of its new ABR Advance or Eurodollar Advance, as the case may be, to its Advances (or portion thereof) being converted (it being understood that such conversion shall not constitute a borrowing for purposes of Sections 4, 5 or 6).

          (e) Notwithstanding the provisions of Section 2.6(a), the Agent may act without liability upon the basis of telephonic notice of such conversion or continuation believed by the Agent in good faith to be from an authorized officer of the Borrower prior to receipt of written notice and confirmation, by facsimile or otherwise. In each such case, the Agent's record of the terms of such telephone notice of such conversion or continuation shall be conclusive, absent manifest error.

     2.7. Interest Rate and Payment Dates
          -------------------------------

          (a) Prior to Maturity. Except as otherwise provided in Section 2.7(b),
              -----------------
prior to the Maturity Date, the Loans shall bear interest on the outstanding principal balance thereof at the applicable interest rate or rates per annum set forth below:

          ADVANCES                                  RATE
          --------                                  ----

     Each ABR Advance               Alternate Base Rate plus the Ap plicable
                                    Margin applicable to ABR Advances.

     Each Eurodollar Advance        Eurodollar Rate for the applicable Interest
                                    Period plus the Applicable Margin
                                    applicable to Eurodollar Advances.

          (b) Event of Default. After the occurrence and during the continuance
              ----------------
of an Event of Default under Section 9.1(a) or (b), the outstanding principal balance of the Loans and, to the extent permitted by applicable law, overdue interest thereon, shall bear interest at a rate per annum equal to 2% plus the rate which would otherwise be applicable under Section 2.7(a), and any other amount payable under the Loan Documents shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus 2%. All such interest shall be payable on demand.

          (c) In General. Interest on (i) ABR Advances to the extent based on
              ----------
the BNY Rate shall be calculated on the basis of a 365 or 366-day year (as the case may be), and (ii) ABR Advances to the extent based on the Federal Funds Rate and on Eurodollar Advances shall be calculated on the basis of a 360-day year, in each case, for the actual number of days elapsed, including the first day but excluding the last. Except as otherwise provided in Section 2.7(b), interest shall be payable in arrears on each Interest Payment Date and upon each payment (including prepayment) of the Loans. Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate or reserve requirements shall become effective as of the opening of business on the day on which such change shall become effective. The Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in the BNY Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required. Each determination of the Alternate Base Rate or a Eurodollar Rate by the Agent pursuant to this Agreement shall be conclusive and binding on all parties hereto absent manifest error. At no time shall the interest rate payable on the Loans, together with the Commitment Fee and all other amounts payable under the Loan Documents, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate. If in respect of any period during the term of this Agreement, any amount paid hereunder, to the extent the same shall (but for the provisions of this Section) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate during such period (such amount being hereinafter referred to as an "Unqualified Amount"),
                                                         ------------------
then (i) such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment of the Loans, and (ii) if in any subsequent period during the term of this Agreement, all amounts payable hereunder in respect of such period which constitute or shall be deemed to constitute interest shall be less than the maximum amount of interest permitted by the Highest Lawful Rate during such period, then the Borrower shall pay to the Lender in respect of such period an amount (each a "Compensatory Interest Payment") equal to the lesser of
                          -----------------------------
(x) a sum which, when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate during such period, and (y) an amount equal to the Unqualified Amount less all other Compen satory Interest Payments made in respect thereof. The Borrower acknowledges that to the extent interest payable on ABR Advances is based on the BNY Rate, such Rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the BNY Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

     2.8. Substituted Interest Rate
          -------------------------

          (a) In the event that (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.7 or (ii) the Required Lenders shall have notified the Agent that they have determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate, with respect to any portion of the Loans that the Borrower has requested be made as Eurodollar Advances or Eurodollar Advances that will result from the requested conversion or continuation of any portion of the Advances into or of Eurodollar Advances (each, an "Affected Advance"), the Agent shall promptly notify the Borrower and
           ----------------
the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination, on or, to the extent practicable, prior to the requested Borrowing Date or Conversion/Continuation Date for such Affected Advances. If the Agent shall give such notice, subject to Section 2.8(b), (a) any Affected Advances shall be made as ABR Advances, (b) the Advances (or any portion thereof) that were to have been converted to or continued as Affected Advances shall be converted to or continued as ABR Advances and (c) any outstanding Affected Advances shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances. Until any notice under clauses (a)(i) or (a)(ii), as the case may be, of this Section has been withdrawn by the Agent (by notice to the Borrower promptly upon either (x) the Agent having determined that such circumstances affecting the interbank eurodollar market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 2.7 or (y) the Agent having been notified by such Required Lenders that circumstances no longer render the Advances (or any portion thereof) Affected Advances, subject to
Section 2.8(b), no further Eurodollar Advances shall be required to be made by the Lenders, nor shall the Borrower have the right to convert or continue all or any portion of the Loans to Eurodollar Advances.

          (b) In the case of any notice to the Borrower with respect to Affected Advances under Section 2.8(a)(ii), the Borrower may, at its option, request the Lenders to continue to make Eurodollar Advances to the Borrower, provided that the Borrower shall pay to such Lenders, upon such Lenders' delivery of a written demand therefor to the

Borrower (with a copy to the Agent), such additional amounts (in the form of an increased rate of interest, or a different method of calculating interest, or otherwise, as such Lenders shall reasonably determine) as shall be required to compensate such Lenders for such increased costs or reduction in amounts received or receivable hereunder. A statement setting forth the calculations of any additional amounts payable pursuant to this subsection (b) submitted by a Lender to the Borrower shall be conclusive absent manifest error.

     2.9. Taxes
          -----

          (a) Payments to Be Free and Clear. Provided that all documentation,
              -----------------------------
if any, then required to be delivered by any Lender or the Agent pursuant to subsection (c) has been delivered, all sums payable by the Borrower under the Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than a Tax on the Overall Net Income of any Lender (for which payment need not be free and clear but no deduction or withholding shall be made unless then required by applicable law)) imposed, levied, collected, withheld or assessed by or within the United States or any political subdivision in or of the United States or any other jurisdiction from or to which a payment is made by or on be half of the Borrower or by any federation or organization of which the United States or any such jurisdiction is a member at the time of payment.

          (b) Grossing-up of Payments. If the Borrower or any other Person is
              -----------------------
required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by the Borrower to the Agent or any Lender under any of the Loan Documents:

              (i) the Borrower shall notify the Agent and such Lender of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it;

              (ii) the Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on the Agent or such Lender, as the case may be) on behalf of and in the name of the Agent or such Lender;

              (iii) the sum payable by the Borrower to the Agent or a Lender in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Agent or such Lender, as the case may be, receives on the due date therefor a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

              (iv) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, the Borrower shall deliver to the Agent and the applicable Lender evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant Governmental Authority;

provided that no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment and Acceptance, as the case may be, in respect of payments to such Lender.

          (c) U.S. Tax Certificates. Each Lender that is organized under the
              ---------------------
laws of any jurisdiction other than the United States shall deliver to the Agent for transmission to the Borrower, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower or the Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or Section 1.1441-6(c) or any successor thereto) to establish that such Lender is not subject to de duction or withholding of United States federal income tax under Section 1441 or 1442 of the Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents. The Borrower shall not be required to pay any additional amount to any such Lender under subsection (b)(iii) above if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Lender shall have satisfied such requirements on the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection shall relieve the Borrower of its obligation to pay any additional amounts pursuant to subsection (b)(iii) in the event that, as a result of any change in applicable law, such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

     2.10. Illegality
           ----------

            Notwithstanding any other provisions herein, if any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain its Eurodollar Advances as contemplated by this Agreement, (i) the commitment of such Lender hereunder to make Eurodollar Advances or convert ABR Advances to Eurodollar Advances shall forthwith be suspended and (ii) such Lender's Loans then out standing as Eurodollar Advances affected hereby, if any, shall be con-verted automatically to ABR Advances on the last day of the then current Interest Period applicable thereto or within such earlier period as required by law. If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section and such Lender shall notify the Agent and the Borrower that it is once again legal for such Lender to make or maintain Eurodollar Advances, such Lender's commitment to make or maintain Eurodollar Advances shall be reinstated.

     2.11. Increased Costs
           ---------------

            In the event that any law, regulation, treaty or directive hereafter enacted, promulgated, approved or issued or any change in any presently existing law, regulation, treaty or directive therein or in the interpretation or application thereof by any Governmental Authority charged with the administration thereof or compliance by any Lender (or any corporation directly or indirectly owning or controlling such Lender) with any request or directive from any Governmental Authority:

            (a) does or shall subject any Lender to any Taxes of any kind whatsoever with respect to any Eurodollar Advances or its obligations under this Agreement to make Eurodollar Advances, or change the basis of taxation of payments to any Lender of principal, interest or any other amount payable hereunder in respect of its Eurodollar Advances, including any Taxes required to be withheld from any amounts payable under the Loan Documents (except for imposition of, or change in the rate of, Tax on the Overall Net Income of such Lender or its Applicable Lending Office for any of such Advances by the jurisdiction in which such Lender is incorporated or has its principal office or such Applicable Lending Office, including, in the case of Lenders incorporated in any State of the United States, such tax imposed by the United States); or

            (b) does or shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender in respect of its Eurodollar Advances which is not otherwise included in the determination of a Eurodollar Rate;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing, converting, continuing or maintaining its Eurodollar Advances or its commitment to make such Eurodollar Advances, or to reduce any amount receivable hereunder in respect of its Eurodollar Advances, then, in any such case, the Borrower shall pay such Lender, upon written demand therefor to the Borrower (with a copy to the Agent), any additional amounts necessary to compensate such Lender for such additional cost or reduction in such amount receivable which such Lender deems to be material as determined by such Lender; provided, however, that nothing in this Section shall require the Borrower to indemnify the Lenders with respect to withholding Taxes for which the Borrower has no obligation under Section 2.9. No failure by any Lender to demand compensation for any increased cost during any Interest Period shall constitute a waiver of such Lender's right to demand such compensation at any time. A statement setting forth the calculations of any additional amounts payable pursuant to the foregoing sentence submitted by a Lender to the Borrower shall be conclusive absent manifest error.

     2.12. Indemnification for Loss
           ------------------------

            Notwithstanding anything contained herein to the contrary, if the Borrower shall fail for any reason to borrow, convert or continue an Advance after it shall have given notice to do so in which it shall have requested a Eurodollar Advance, or if a Eurodollar Advance shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, or if any repayment or prepayment of the principal amount of a Eurodollar Advance is made by the Borrower for any reason on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender the amount equal to any loss (excluding loss of anticipated profits) or expense suffered by such Lender as a result of such failure to borrow, convert or continue, or such termination, repayment or prepayment, including any loss (excluding loss of anticipated profits), cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of such Eurodollar Advance, or redeploying funds prepaid or repaid, in amounts which correspond to such Eurodollar Advance, and any internal processing charge customarily charged by such Lender in connection therewith. Each determination by the Agent or a Lender pursuant to this Section shall be conclusive and binding on the Borrower absent manifest error. Each Lender has indicated that, if the Borrower elects to borrow or convert to or continue Eurodollar Advances, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its Eurodollar Advances during the Interest Period in question; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid on such Eurodollar Advances and for purposes of determining amounts owing under Sections 2.11, 2.12 and 2.15. Each Lender shall be entitled to fund and maintain its funding of all or any part of each Eurodollar Advance made by it in any manner it sees fit, but all such determinations shall be made as if such Lender had actually funded and maintained its funding of such Eurodollar Advance during the applicable Interest Period through the purchase of deposits in an amount equal to such Eurodollar Advance and having a maturity corresponding to such Interest Period. Calculations of all amounts payable under this Section shall be made on the assumption that each Lender has funded each of its relevant Eurodollar Advances through the purchase of deposits bearing interest at the applicable Eurodollar Rate and in an amount equal to the amount of such Eurodollar Advances and with a maturity equivalent to the Interest Periods applicable to such Eurodollar Advances.

     2.13. Survival of Certain Obligations
           -------------------------------

            The obligations of the Borrower under Sections 2.8, 2.9, 2.10, 2.11,
2.12 and 2.15 shall survive the termination of the Aggregate Commitments, the payment of the Loans, and all other amounts payable under the Loan Documents.

     2.14. Use of Proceeds
           ---------------

            (a) The Loans on the First Borrowing Date. The proceeds of the Loans
                -------------------------------------
made on the first Borrowing Date shall be used solely, directly or indirectly, to (i) pay a dividend to the Guarantor to enable the Guarantor to purchase 1,518,300 shares of its class A common stock and 1,518,300 shares of its class B common stock for an aggregate purchase price of $59,000,000 pursuant to the Stock Purchase Agreement, (ii) pay all of the fees due hereunder, (iii) pay the reasonable out-of-pocket fees and expenses incurred by the Borrower in connection with the Loan Documents and (iv) as permitted under subsection (b) below.

            (b) Subsequent Loans. Except as provided in subsection (a), the
                ----------------
proceeds of all Loans shall be used solely for the Borrower's general corporate purposes not inconsistent with the provisions hereof.

            (c) All Loans. Notwithstanding anything to the contrary contained in
                ---------
any Loan Document, the Borrower agrees that no part of the proceeds of any Loan will be used, directly or indirectly, for a purpose which violates any law, including, without limitation, the provisions of Regulations G, U or X of the Board of Governors of the Federal Reserve System, as amended.

     2.15. Capital Adequacy
           ----------------

            If the amount of capital required or expected to be maintained by any Lender or any Person directly or indirectly owning or controlling such Lender (each a "Control Person") as a consequence of the Loan Documents or such
                --------------
Lender's commitments or obligations hereunder, shall be affected by (i) the introduction or phasing in of any law, rule or regulation after the Effective Date, (ii) any change after the Effective Date in the interpretation of any existing law, rule or regulation by any Governmental Authority charged with the administration thereof, or (iii) compliance by such Lender or such Control Person with any directive, guideline or request from any Governmental Authority (whether or not having the force of law) promulgated or made after the Effective Date, and such Lender shall have determined that such introduction, phasing in, change or compliance shall have had or will thereafter have the effect of reducing (A) the rate of return on such Lender's or such Control Person's capital, or (B) the asset value to such Lender or such Control Person of the Loans made or maintained by such Lender, in either case to a level below that which such Lender or such Control Person could have achieved or would thereafter be able to achieve but for such introduction, phasing in, change or compliance (after taking into account such Lender's or such Control Person's policies regarding capital adequacy) by an amount deemed by such Lender to be material to such Lender or Control Person, then, within ten days after written demand by such Lender to the Borrower (with a copy to the Agent), the Borrower shall pay to such Lender or such Control Person such additional amount or amounts as shall be sufficient to compensate such Lender or such Control Person, as the case may be, for such reduction.

     2.16. Agent's Records
           ---------------

            The Agent's records regarding the amount of each Loan, each payment by the Borrower of principal and interest on the Loans and other information relating to the Loans shall be presumptively correct absent manifest error.


3.   FEES; PAYMENTS
     --------------

     3.1. Commitment Fee
          --------------

          The Borrower agrees to pay to the Agent, for the account of the Lenders in accordance with each Lender's Commitment Percentage, a fee (the "Commitment Fee"), during the Commitment Period, equal to (i) 0.30% per annum at
 --------------
all times when the Leverage Ratio is equal to or greater than 2.00:1.00 and (ii) 0.1875% per annum at all times when the Leverage Ratio is less than 2.00:1.00, in each case on the excess of the Aggregate Commitments over the average daily sum of the outstanding principal balance of the Loans. The Commitment Fee shall be payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the first such day following the Effective Date, and ending on the date that the Aggregate Commitments shall expire or otherwise terminate. The Commitment Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     3.2. Agent's Fees
          ------------

          The Borrower agrees to pay to the Agent, for its own account, such fees as have been agreed to in writing by the Borrower and the Agent.

     3.3. Pro Rata Treatment and Application of Principal Payments
          --------------------------------------------------------

          Each payment, including each prepayment, of principal and interest on the Loans and of the Commitment Fee shall be made by the Borrower to the Agent at its office set forth in Section 11.2 in funds immediately available to the Agent at such office by 12:00 Noon on the due date for such payment, and, promptly upon receipt thereof by the Agent, shall be remitted by the Agent in like funds as received, to the Lenders according to the Commitment Percentage of each Lender, in the case of the Commitment Fee, and pro rata according to the aggregate outstanding principal balance of the Loans, in the case of principal and interest due thereon. The failure of the Borrower to make any such payment by such time shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment made after 12:00 Noon on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Loans. If any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided in the definition of Interest Period) shall be extended to the next Business Day and (except with respect to payments in respect of the Commitment Fee) interest shall be payable at the applicable rate specified herein during such extension. If any payment is made with respect to any Eurodollar Advance prior to the last day of the applicable Interest Period, the Borrower shall indemnify each Lender in accordance with Section 2.12.


4.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans, each of the Borrower and the Guarantor (in each case, with respect to itself and its Subsidiaries) makes the following representations and warranties to the Agent and each Lender:

     4.1. Subsidiaries; Capitalization
          ----------------------------

          The Guarantor has only the Subsidiaries set forth on Schedule 4.1.
The shares of each corporate Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned free and clear of any Liens, except for Permitted Liens. The interest of the Guarantor in each non-corporate Subsidiary is owned free and clear of any Liens. The outstanding capital Stock of each corporate Subsidiary and the ownership interest in each non-corporate Subsidiary are as set forth on Schedule 4.1. The owner of each issue of capital Stock listed on Schedule 4.1 is the registered and beneficial owner thereof. No Subsidiary has issued any securities convertible into Stock (or other equity interest) of such Subsidiary and there are no outstanding options or warrants to purchase Stock of such Subsidiary of any class or kind, and there are no agreements, voting trusts or understandings with respect thereto or affecting in any manner the sale, pledge, assignment or other disposition thereof, including, without limitation, any right of first refusal, option, redemption, call or other rights with respect thereto, whether similar or dissimilar to any of the foregoing.

     4.2.   Existence and Power
            -------------------

            Each Credit Party and its Subsidiaries is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted therein or the Property owned therein makes such qualification necessary, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

     4.3.   Authority
            ---------

            Each Credit Party has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party, and in the case of the Borrower, to make the borrowings contemplated hereby and by the Notes, to execute, deliver and carry out the terms of the Notes and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate or other applicable action and are in full compliance with its Certificate of Incorporation or By-Laws or its other organization documents.

     4.4.   Binding Agreement
            -----------------

            The Loan Documents (other than the Notes) constitute, and the Notes, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of the Credit Parties in each case, to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

     4.5.   Litigation
            ----------

            Except as set forth on Schedule 4.5, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of a Credit Party or any of its Subsidiaries) pending or, to the knowledge of a Credit Party, threatened against a Credit Party or any of its Subsidiaries or any of their respective Properties or rights, which (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect, (ii) call into question the validity or enforceability of any of the Loan Documents, or (iii) could reasonably be expected to result in the rescission, termination or cancellation of any material franchise, right, license, permit or similar authorization held by a Credit Party or any of its Subsidiaries.

     4.6.   Required Consents
            -----------------

            No consent, authorization or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Authority or any other Person is required to authorize, or is required in connection with the execution, delivery and performance of the

Loan Documents to which a Credit Party is a party or is required as a condition to the validity or enforceability of the Loan Documents to which a Credit Party is a party.

     4.7.   No Conflicting Agreements
            -------------------------

            Neither Credit Party nor any of its Subsidiaries is in default under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound, the effect of which default could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of a Credit Party or any of its Subsidiaries or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement.

     4.8.   Compliance with Applicable Laws
            -------------------------------

            Neither Credit Party nor any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect. Each Credit Party and each of its Subsidiaries is complying in all material respects with all statutes, regulations, rules and orders applicable to it of all Governmental Authorities, including, without limitation, Environmental Laws and ERISA, a violation of which could reasonably be expected to have a Material Adverse Effect.

     4.9.   Taxes
            -----

            Each Credit Party and its Subsidiaries has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested as required under Section 7.4) which would be material to it and no tax Liens have been filed with respect thereto. The charges, accruals and reserves on the books of each Credit Party and its Subsidiaries with respect to all federal, state, local and other taxes are, to the best knowledge of each Credit Party, adequate for the payment of all such taxes, and each Credit Party knows of no unpaid as sessment which is due and payable against it or any of its Subsidiaries or any claims being asserted which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested as required under Section 7.4, and for which adequate reserves have been set aside in accordance with GAAP. The Federal income tax returns of each Credit Party and each of its Subsidiaries consolidated in such returns have been examined by and settled with the Internal Revenue Service, or, the statute of limitations with respect thereto have run, for all years through April 15, 1995.

     4.10.  Governmental Regulations
            ------------------------

            Neither Credit Party nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act or the Investment Company Act of 1940, as amended, and neither Credit Party nor any of its Subsidiaries is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness under the Loan Documents, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

     4.11.  Federal Reserve Regulations; Use of Loan Proceeds
            -------------------------------------------------

            Neither Credit Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended.

     4.12.  Plans
            -----

            The only Pension Plans in effect as of the Effective Date (the

"Existing Pension Plans") are listed on Schedule 4.12.  Each Employee Benefit
-----------------------
Plan is in compliance with ERISA and the Code, where applicable, in all material
respects.   Each Credit Party and each of its Subsidiaries and ERISA Affiliates has complied with the requirements of Section 515 of ERISA with respect to each Pension Plan which is a Multiemployer Plan. As of the Effective Date (i) the amount of all Unfunded Pension Liabilities under the Pension Plans, excluding any plan which is a Multiemployer Plan, (ii) the amount of the aggregate Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans, and (iii) the aggregate potential annual withdrawal liability payments, as determined in accordance with Title IV of ERISA, of the Guarantor and its Subsidiaries and ERISA Affiliates with respect to all Pension Plans which are Multiemployer Plans does not exceed $500,000 in the aggregate. Each Credit Party and its Subsidiaries and/or ERISA Affiliates has, as of the Effective Date, made all contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement with respect thereto. No material liability to the PBGC has been, or is expected by any Credit Party or any of its Subsidiaries or ERISA Affiliates to be, incurred by it. Liability, as referred to in this Section includes any joint and several liability. Each Employee Benefit Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Code is in material compliance with the continuation of health care coverage requirements of Section 4980B of the Code.

     4.13.  Financial Statements
            --------------------

            The Guarantor has heretofore delivered to the Agent and the Lenders copies of the Guarantor's Form 10-K for the fiscal year ending July 31, 1995, containing the audited Consolidated Balance Sheets of the Guarantor and its Subsidiaries as of July 31, 1995 and the related Consolidated Statements of Income, Stockholder's Equity and Cash Flows for the periods then ended (with the applicable related notes and schedules, collectively the "Financial Statements"). The Financial Statements fairly present the Consolidated financial condition and results of the operations of the Guarantor and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP. Except as reflected in the Financial Statements or in the footnotes thereto, neither the Guarantor nor any of its Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP, should have been shown in the Financial Statements and was not. Since July 31, 1995, the Guarantor and each of its Subsidiaries has conducted its business only in the ordinary course (except for the consummation of the transactions contemplated by the Stock Purchase Agreement) and there has been no Material Adverse Change.

     4.14.  Property
            --------

            Each Credit Party and each of its Subsidiaries has good and, except with respect to FCC licenses which cannot be transferred without the written consent of the applicable Governmental Authority, marketable title to all of its material Property, subject to no Liens, except Permitted Liens. Each Credit Party and each of its Subsidiaries is the registered holder of all licenses (including, without limitation, all uplink and microwave facility licenses issued by the FCC) necessary for the operation of the business of each Credit Party and each of its Subsidiaries, and such licenses are validly issued and in full force and effect, unimpaired by any act or omission by such Credit Party or such Subsidiary. Except as set forth in Schedule 4.14, to the best of each Credit Party's knowledge, neither Credit Party nor any of its Subsidiaries is a party to any investigation, notice of violation, order or complaint issued by or before the FCC. There are no proceedings by or before the FCC, which could in any manner materially threaten or adversely affect the validity of any of such licenses. Except as set forth in Schedule 4.14, neither Credit Party nor any of its Subsidiaries has knowledge of a threat of any investigation, notice of violation, order, complaint or proceeding before the FCC, and has no reason to believe that any of such licenses will not be renewed in the ordinary course. Each Credit Party and each of its Subsidiaries has filed or caused to be filed with the FCC all reports, applications, documents, instruments and information required to be filed pursuant to all FCC rules, regulations and requests the failure to file of which could reasonably be expected to have a Material Adverse Effect.

     4.15.  Franchises, Intellectual Property, Etc.
            ---------------------------------------

            Each Credit Party and its Subsidiaries possesses or has the right to use all franchises, Intellectual Property, licenses and other rights as are material and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others which could reasonably be expected to have a Material Adverse Effect. No event has occurred which permits or, to the best knowledge of the Credit Parties, after notice or the lapse of time or both, or any other condition, could reasonably be expected to permit, the revocation or termination of any such franchise, Intellectual Property, license or other right which revocation or termination could reasonably be expected to have a Material Adverse Effect.

     4.16.  Environmental Matters
            ---------------------


            (a) To the best of each Credit Party's knowledge, (i) no Hazardous Substances have been generated or manufactured on, transported to or from, treated at, stored at or discharged by any Credit Party or any of its Subsidiaries from any Real Property in violation of any Environmental Laws;
(ii) no Hazardous Substances have been discharged into subsurface waters by any Credit Party or any of its Subsidiaries under any Real Property in violation of any Environmental Laws except for such discharge that could not reasonably be expected to have a Material Adverse Effect; and (iii) no Hazardous Substances have been discharged by any Credit Party or any of its Subsidiaries from any Real Property on or into Property or waters (including subsurface waters) adjacent to any Real

Property in violation of any Environmental Laws except for such discharge that could not reasonably be expected to have a Material Adverse Effect.

            (b) Neither Credit Party nor any of its Subsidiaries (i) has received notice of any claim, demand, suit, action, proceeding, event, condition, report, directive, Lien, violation, non-compliance or investigation indicating or concerning any potential or actual liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources damages, Property damages, personal injuries or penalties) that could reasonably be expected to have a Material Adverse Effect arising in connection with: (x) any non-compliance with or violation of the requirements of any applicable Environmental Laws, or (y) the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by any Credit Party or any of its Subsidiaries) or the release or threatened release of any Hazardous Substance into the environment, (ii) has, to the best of its knowledge, any threatened or actual liability that could reasonably be expected to have a Material Adverse Effect in connection with the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by any Credit Party or any of its Subsidiaries) or the release or threatened release of any Hazardous Substance into the environment, (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by any Credit Party or any of its Subsidiaries) or a release or threatened release of any Hazardous Substance into the environment for which any Credit Party or any of its Subsidiaries is or may be liable, except for such remedial actions as could not reasonably be expected to have a Material Adverse Effect, or (iv) has received notice that any Credit Party or any of its Subsidiaries is or may be liable to any Person under any Environmental Law, except for such liability as could not reasonably be expected to have a Material Adverse Effect.

            (c) No Real Property is located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards.

     4.17.  Labor Relations
            ---------------

            There are no material controversies pending between any Credit Party or any of its Subsidiaries and any of their respective employees, which could reasonably be expected to have a Material Adverse Effect.

     4.18.  Solvency
            --------

            Each Credit Party and each of its Subsidiaries is, and after giving effect to the incurrence of all Indebtedness under the Loan Documents will be, Solvent.

     4.19.  Absence of Certain Restrictions
            -------------------------------

            No indenture, certificate of designation for preferred Stock, agreement or instrument to which any Credit Party or any of its Subsidiaries is a party, prohibits or restrains, directly or indirectly, the payment of dividends or other payments to the Borrower or any of its Subsidiaries.

     4.20.  Burdensome Obligations
            ----------------------

            Neither Credit Party nor any of its Subsidiaries is a party to or bound by any franchise, agreement, deed, lease or other instrument, or subject to any restriction which, in the opinion of its management is so unusual or burdensome, in the context of its business, as in the foreseeable future might materially and adversely affect or impair its revenue or cash flow or its ability to perform its obligations under the Loan Documents to which it is a party. Each Credit Party does not presently anticipate that future expenditures by it or any of its Subsidiaries needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome as to result in a Material Adverse Effect or Material Adverse Change.

     4.21.  FCC and Copyright Matters.
            -------------------------

            Each Credit Party and each of its Subsidiaries (i) have duly and timely filed all filings which are required to be filed by it under the Communications Act, the failure to file of which could reasonably be expected to have a Material Adverse Effect, and (ii) are in all material respects in compliance with the Communications Act, including, without limitation, the rules and regulations of the FCC. Each Credit Party and each of its Subsidiaries has recorded or deposited with and paid to the United States Copyright Office, the Register of Copyrights and the Copyright Royalty Tribunal all notices, statements of account, royalty fees and other documents and instruments required under the Copyright Act, and, to the best knowledge of the Credit Parties, neither Credit Party nor any of its Subsidiaries is liable to any Person for copyright infringement under the Copyright Act as a result of its business operations which could reasonably be expected to have a Material Adverse
Effect.

5.   CONDITIONS TO FIRST LOANS
     -------------------------

            In addition to the conditions precedent set forth in Section 6, the obligation of each Lender to make its first Loan shall be subject to the fulfillment of the following conditions precedent:

     5.1.   Evidence of Action
            ------------------

            (a) The Borrower.  The Agent shall have received a certificate,
                ------------
dated the first Borrowing Date, of the Secretary or Assistant Secretary of the Borrower (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance reasonably satisfactory to the Agent) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of its Certificate of Incorporation and By-Laws, (iii) setting forth the incumbency of its officer or officers who may sign such Loan Documents, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing of the Secretary of State of the jurisdiction of its incorporation and of each other jurisdiction in which it is qualified to do business.

            (b) The Guarantor.  The Agent shall have received a certificate,
                -------------
dated the first Borrowing Date, of the Secretary or Assistant Secretary of the Guarantor (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance reasonably satisfactory to the Agent) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby,
(ii) attaching a true and complete copy of its Certificate of Incorporation and By-Laws, (iii) setting forth the incumbency of its officer or officers who may sign such Loan Documents, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing of the Secretary of State of the jurisdiction of its incorporation and of each other jurisdiction in which it is qualified to do business.

     5.2.   This Agreement
            --------------

            The Agent shall have received counterparts of this Agreement signed by each of the parties hereto (or receipt by the Agent from a party hereto of a fax signature page signed by such party which shall have agreed to promptly provide the Agent with originally executed counterparts hereof).

     5.3.   Notes
            -----

            The Agent shall have received the Notes, duly executed by an Authorized Signatory of the Borrower.

     5.4.   Litigation
            ----------

            There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting the transactions provided for herein and no action or proceeding by or before any Governmental Authority shall have been commenced and be pending or, to the knowledge of each Credit Party threatened, seeking to prevent or delay the transactions contemplated by the Loan Documents or challenging any other terms and provisions hereof or thereof or seeking any damages in connection therewith, and the Agent shall have received a certificate of an Authorized Signatory of each Credit Party to the foregoing effects.

     5.5.   Certain Documents
            -----------------

            The Agent shall have received a copy of the Stock Purchase Agreement, the Noncompetition Agreement and the Note Agreement, in each case certified to be a true and complete copy thereof by an Authorized Signatory of each Credit Party.

     5.6.   Approvals
            ---------

            The Agent shall have received a certificate of an Authorized Signatory of each Credit Party to the effect that all approvals and consents (including any consent required under the Note Agreement) of all Persons required to be obtained in connection with the consummation of the transactions contemplated by the Loan Documents have been duly obtained and are in full force and effect, and that all required notices have been given and all required waiting periods have expired.

     5.7.   Opinion of Counsel to the Borrower and the Guarantor
            ----------------------------------------------------

            The Agent shall have received opinions of Skadden, Arps, Slate, Meagher & Flom, counsel to the Borrower and the Guarantor, Debra L. Lee, General Counsel to the Borrower and the Guarantor, and Weil, Gotshal & Manges, special counsel to the Borrower and the Guarantor, addressed to the Agent and the Lenders and dated the first Borrowing Date, substantially in the form of Exhibit F, and covering such additional matters as the Required Lenders may reasonably request. It is understood that such opinions are being delivered to the Agent and the Lenders upon the direction of the Borrower and the Guarantor and that the Agent and the Lenders may and will rely upon such opinions.

     5.8.   Opinion of Special Counsel
            --------------------------

            The Agent shall have received an opinion of Special Counsel, addressed to the Agent and the Lenders and dated the first Borrowing Date substantially in the form of Exhibit G.

     5.9.   Fees
            ----

            All fees payable to the Agent and the Lenders on the first Borrowing Date shall have been paid.

     5.10.  Fees and Expenses of Special Counsel
            ------------------------------------

            The fees and expenses of Special Counsel in connection with the preparation, negotiation and closing of the Loan Documents shall have been paid.

     5.11.  Cancellation of Stock of Guarantor
            ----------------------------------

            Upon the acquisition by the Guarantor of any shares of its Stock described in Section 2.14(a), the Guarantor shall immediately upon such acquisition (i) by resolution of its board of directors, take such action under
(S)243 of the Delaware General Corporation Law as may be required to retire such shares and (ii) make such adjustments in accordance with (S)244 of the Delaware General Corporation Law to the stated capital of the Guarantor as may be appropriate.

     5.12.  Compliance Certificate.
            ----------------------

            The Agent shall have received a duly executed Compliance Certificate prepared after giving effect to the making of the first Loans and the application of the proceeds thereof in the manner contemplated by Section 2.14.

6.   CONDITIONS TO LENDING - ALL LOANS
     ---------------------------------

     The obligation of each Lender to make any Loan is subject to the satisfaction of the following conditions precedent as of the date of such Loan:

     6.1.   Compliance
            ----------

            On each Borrowing Date and after giving effect to the Loans to be made thereon, (i) each Credit Party shall be in compliance with all of the terms, covenants, including without limitation Section 7.15, if applicable, and conditions hereof, (ii) there shall exist no Default or Event of Default, (iii) the representations and warranties contained in the Loan Documents (other than those representations and warranties which expressly speak only as of a different date) shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date and (iv) the aggregate outstanding principal balance of the Loans will not exceed the Aggregate Commitments. Each borrowing by the Borrower shall constitute a certification by each Credit Party as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.

     6.2.   Borrowing Request
            -----------------

            The Agent shall have received a Borrowing Request duly executed by an Authorized Signatory of the Borrower.

     6.3.   Federal Reserve Forms FR  U-1
            -----------------------------

            If the proceeds of the Loans are to be used, directly or indirectly, to purchase or carry any Margin Stock, the Agent and each Lender shall have received Federal Reserve Forms FR U-1 , duly executed by an Authorized Signatory of the Borrower and the Guarantor and in all respects reasonably satisfactory to the Agent and each applicable Lender.

     6.4.   Legal Matters and Other Documents
            ---------------------------------

            All legal matters in connection with the making of each Loan shall be reasonably satisfactory to the Agent and the Agent shall have received such other documents as the Agent or the Lenders shall reasonably request.

7.   AFFIRMATIVE COVENANTS
     ---------------------

     Each Credit Party agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender or the Agent, each Credit Party shall:

     7.1.   Financial Statements
            --------------------

            Furnish or cause to be furnished to the Agent and each Lender:

                (a) As soon as available, but in any event within 100 days after the end of each fiscal year, a copy of the Consolidated and Consolidating Balance Sheets of the Guarantor as at the end of such fiscal year, together with the related Consolidated and Consolidating Statements of Income, Stockholders' Equity and Cash Flows as of and through the end of such fiscal year, setting forth in each case in comparative form the figures for the preceding fiscal year. The Consolidated Balance Sheets and Consolidated Statements of Income, Stockholders' Equity and Cash Flows shall be audited and certified without qualification by the Accountants, which certification shall (i) state that the examination by such Accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (ii) include the opinion of such Accountants that such Consolidated financial statements have been prepared in accordance with GAAP in a manner consistent with prior fiscal periods, except as otherwise specified in such opinion. Notwithstanding the foregoing, the Credit Parties may satisfy their obligation to furnish such Consolidated Balance Sheets and Consolidated Statements of Income, Stockholders' Equity and Cash Flows by furnishing copies of the Guarantor's annual report on Form 10-K in respect of such fiscal year, together with the financial statements required to be attached thereto, provided the Guarantor is required to file such annual report on Form 10-K with the SEC and such filing is actually made.

                (b) As soon as available, but in any event within 55 days after the end of each fiscal quarter, a copy of the Consolidated and Consolidating Balance Sheets of the Guarantor as at the end of each such quarterly period, together with the related Consolidated and Consolidating Statements of Income for such period and for the elapsed portion of the fiscal year through such date and the related Consolidated and Consolidating Statements of Cash Flows for the elapsed portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the corresponding periods of the preceding fiscal year, certified by the chief financial officer of the Guarantor (or such other officer acceptable to the Agent), as presenting fairly the Consolidated and Consolidating financial condition and the Consolidated and Consolidating results of operations of the Guarantor. Notwithstanding the foregoing, the Credit Parties may satisfy their obligation to furnish such quarterly Consolidated Balance Sheets and Consolidated Statements of Income and Cash Flows by furnishing copies of the Guarantor's quarterly report on Form 10-Q in respect of such fiscal quarter, together with the financial statements required to be attached thereto, provided the Guarantor is required to file such quarterly report on Form 10-Q with the SEC and such filing is actually made.

                (c) Within 55 days after the end of each of the first three fiscal quarters (100 days after the end of the last fiscal quarter), a Compliance Certificate, certified by the chief financial officer of the Guarantor (or such other officer as shall be reasonably acceptable to the Agent).

                (d) Such other information as the Agent or any Lender may reasonably request from time to time.

     7.2.   Certificates; Other Information
            -------------------------------

            Furnish to the Agent and each Lender:

                (a) Prompt written notice if: (i) any Indebtedness, individually or in the aggregate in excess of $500,000, of any Credit Party or any of its Subsidiaries is declared or shall become due and payable prior to its stated maturity, or is called and not paid when due, (ii) a default shall have occurred under any notes (other than the Notes), individually or in the aggregate in excess of $500,000, or the holder of any such note, or other evidence of Indebtedness, individually or in the aggregate in excess of $500,000, certificate or security evidencing any such Indebtedness or any obligee with respect to any such Indebtedness of any Credit Party or any of its Subsidiaries has the right to declare any such Indebtedness due and payable prior to its stated maturity, or (iii) there shall occur and be continuing a Default or an Event of Default;

                (b) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other document naming any Credit Party or any of its Subsidiaries a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect or which calls into question the validity or enforceability of any of the Loan Documents, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other document, (ii) any lapse or other termination of any material Intellectual Property, license, permit, franchise or other authorization issued to any Credit Party or any of its Subsidiaries by any Person or Governmental Authority, and (iii) any refusal by any Person or Governmental Authority to renew or extend any such material Intellectual Property, license, permit, franchise or other authorization, which lapse, termination, refusal or dispute could reasonably be expected to have a Material Adverse Effect;

                (c) Promptly upon becoming available, copies of all (i) regular, periodic or special reports, schedules and other material which any Credit Party or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the SEC, or any other Governmental Authority succeeding to the functions thereof and (ii) material news releases and annual reports relating to any Credit Party or any of its Subsidiaries;

                (d) Prompt written notice in the event that any Credit Party, any of its Subsidiaries or any ERISA Affiliate knows that (i) any Termination Event with respect to a Pension Plan has occurred or will occur, (ii) any condition exists with respect to a Pension Plan which presents a material risk of termination of the Pension Plan, imposition of an excise tax, requirement to provide security to the Pension Plan or other liability on any Credit Party, any of its Subsidiaries or any ERISA Affiliate, (iii) any Credit Party, any of its Subsidiaries or any ERISA Affiliate has applied for a waiver of the minimum funding standard under Section 412 of the Code with respect to a Pension Plan,
(iv) the aggregate amount of the Unfunded Pension Liabilities under all Pension Plans is in excess of $100,000, (v) the aggregate amount of Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans is in excess of $100,000, (vi) any Credit Party, any of its Subsidiaries or any ERISA Affiliate has engaged in a Prohibited Transaction with respect to an Employee Benefit Plan, (vii) any tax has been imposed under Section 4980B(a) of the Code or
(viii) any civil penalty has been assessed under Section 502(c) of ERISA, together with a certificate of an Authorized Signatory of the Guarantor setting forth the details of such event and the action which the Guarantor, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto, together with a copy of all notices and filings with respect thereto.

                (e) Prompt written notice in the event that any Credit Party, any of its Subsidiaries or any ERISA Affiliate shall receive a demand letter from the PBGC notifying any Credit Party, such Subsidiary or such ERISA Affiliate of any final decision finding liability and the date by which such liability must be paid, together with a copy of such letter and a certificate of an Authorized Signatory of the Guarantor setting forth the action which the Guarantor, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

                (f) Promptly upon the same becoming available, and in any event by the date such amendment is adopted, a copy of any Pension Plan amendment that any Credit Party, any of its Subsidiaries or any ERISA Affiliate proposes to adopt which would require the posting of security under Section 401(a)(29) of the Code, together with a certificate of an Authorized Signatory of the Guarantor setting forth the reasons for the adoption of such amendment and the action which the Guarantor, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

                (g) As soon as possible and in any event by the tenth day after any required installment or other payment under Section 412 of the Code owed to a Pension Plan shall have become due and owing and remain unpaid a copy of the notice of failure to make required contributions provided to the PBGC by any Credit Party, any of its Subsidiaries or any ERISA Affiliate under Section 412(n) of the Code, together with a certificate of an Authorized Signatory setting forth the action which the Guarantor, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

                (h) If the termination of any Pension Plan would result in the imposition of any tax under Section 4980 of the Code, then as soon as possible, but in no event less than 60 days before the due date of the tax, a certificate of an Authorized Signatory of the Guarantor setting forth the estimated amount of such tax, any reversion, and the proposed use of such reversion. This subsection shall apply to a transaction notwithstanding a reduction or complete elimination of a tax because of the operation of either Sections 4980(d) or 420(a)(3)(A) of the Code.

                (i) Prompt written notice of any order, notice, claim or proceeding received by, or brought against, any Credit Party or any of its Subsidiaries, or with respect to any of the Real Property, under any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

                (j) Promptly after the same are received by any Credit Party or any of its Subsidiaries, copies of all management letters and similar reports provided to any Credit Party or any of its Subsidiaries by its independent certified public accountants.

                (k) Such other information as the Agent or any Lender shall reasonably request from time to time.

     7.3.   Legal Existence
            ---------------

            Maintain, and cause each of its Subsidiaries to maintain, its legal existence in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

     7.4.   Taxes
            -----

            Pay and discharge when due, and cause each of its Subsidiaries so to do, all Taxes, assessments and governmental charges, license fees and levies upon, or with respect to it and all Taxes upon its income, profits and Property which if unpaid, could reasonably be expected to have a Material Adverse Effect or become a Lien on its Property (other than a Lien described in Section 8.2(i)), unless and to the extent only that such Taxes, assessments, charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by it and provided that any such contested Tax, assessment, charge, license fee or levy shall not constitute, or create, a Lien on any of its Property senior to the Liens, if any, granted to the Agent and the Lenders on such Property, and, provided further, that the Credit Parties shall give the Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     7.5.   Insurance
            ---------

            Maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound insurance carriers on such of its Property, against at least such risks, and in at least such amounts, as are usually insured against by similar businesses and which, in the case of property insurance, shall be in amounts sufficient to prevent either Credit Party from becoming a co-insurer, including, without limitation, public liability (bodily injury and property damage), fidelity, and workers' compensation, and file with the Agent within ten days after request therefor a detailed list of such insurance then in effect, stating the names of the carriers thereof, the policy numbers, the insureds thereunder, the amounts of insurance, dates of expiration thereof, and the Property and risks covered thereby, together with a certificate of the chief financial officer (or such other officer as shall be acceptable to the Agent) of the Credit Parties certifying that in the opinion of such officer such insurance is adequate in nature and amount, complies with the obligations of the Credit Parties under this Section, and is in full force and effect.

     7.6.   Payment of Indebtedness and Performance of Obligations
            ------------------------------------------------------

            Pay and discharge when due, and cause each of its Subsidiaries to pay and discharge, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, might (i) have a Material Adverse Effect, or (ii) become a Lien upon Property of any Credit Party or any of its Subsidiaries other than a Permitted Lien, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by it, and further provided that the Credit Parties shall give the Agent prompt notice of any such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     7.7.   Condition of Property
            ---------------------

            At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each of its Subsidiaries so to do, all Property necessary to the operation of each Credit Party's or such Subsidiary's business.

     7.8.   Observance of Legal Requirements
            --------------------------------

            Observe and comply in all respects, and cause each of its Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it, including, without limitation, ERISA and all Environmental Laws, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that the Credit Parties shall give the Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     7.9.   Inspection of Property; Books and Records; Discussions
            ------------------------------------------------------

            Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities and permit, upon reasonable notice, representatives of the Agent and any Lender, from time to time, to visit its offices, to inspect any of its Property and examine and make copies or abstracts from any of its books and records during regular business hours, and to discuss the business, operations, prospects, licenses, Property and financial condition of each Credit Party and its Subsidiaries with the officers thereof and the Accountants.

     7.10.  Licenses, Intellectual Property
            -------------------------------

            Maintain, and cause each of its Subsidiaries to maintain, in full force and effect, all material licenses, franchises, Intellectual Property, permits, licenses, authorizations and other rights as are necessary for the conduct of its business.

     7.11.  FCC Licenses, Etc.
            -----------------

            Maintain and cause each of its Subsidiaries to maintain, in full force and effect all uplink and microwave facility licenses issued by the FCC which are necessary for the operation of its business. Each Credit Party shall also maintain and cause each of its Subsidiaries to maintain, in full force and effect, all other material licenses, copyrights, patents, including all licenses, permits, applications, reports, authorizations and other rights as are necessary for the conduct of its business, except to the extent that such ownership or right to use shall terminate as a matter of law or expire as a matter of contractual right through no action or default by any Credit Party or any of its Subsidiaries.

     7.12.  Leverage Ratio.
            --------------

            Maintain at all times a Leverage Ratio of not more than 3.00:1.00:

     7.13.  EBITDA to Pro-Forma Debt Service.
            --------------------------------

            Maintain at all times a ratio of EBITDA to Pro-Forma Debt Service of not less than 2.00:1.00.

     7.14.  EBITDA to Interest Expense.
            --------------------------

            Maintain at all times a ratio of EBITDA to Interest Expense of not less than 2.25:1.00.

     7.15.  Margin Stock of Guarantor.
            --------------------------

            In the event any Margin Stock of the Guarantor is to be acquired by the Guarantor and if and to the extent that such acquisition would result in a violation of Section 8.16, the Guarantor shall immediately upon such acquisition
(i) by resolution of its board of directors, take such action under (S)243 of the Delaware General Corporation law (or such other applicable law) as may be required to retire at least a number of such shares such that, after giving effect thereto, no violation of Section 8.16 shall exist and (ii) make such adjustments in accordance with (S)244 of the Delaware Corporation Law (or such other applicable law) to the stated capital of the Guarantor as may be appropriate.

8.   NEGATIVE COVENANTS
     ------------------

     Each Credit Party agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender or the Agent, each Credit Party shall not, directly or indirectly:

     8.1.   Indebtedness
            ------------

            Create, incur, assume or suffer to exist any liability for Indebtedness, or permit any of its Subsidiaries so to do, except (i) Indebtedness due under the Loan Documents, (ii) Indebtedness of the Credit Parties under the Note Agreement, (iii) Indebtedness of each Credit Party or any of its Subsidiaries existing on the date hereof as set forth on Schedule 8.1, excluding increases and refinancings thereof, (iv) Indebtedness of the Borrower constituting purchase money Indebtedness and Capital Lease Obligations incurred in connection with the purchase or lease of Property in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $10,000,000 and (v) other unsecured Indebtedness created, incurred or assumed after the date hereof not enumerated in clauses (i) through (iv) above, provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed $5,000,000 at any one time outstanding.

     8.2.   Liens
            -----

            Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, or permit any of its Subsidiaries so to do, except (i) Liens for Taxes, assessments or similar charges incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.4, provided that enforcement of such Liens is stayed pending such contest, (ii) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (but not ERISA), (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) zoning ordinances, easements, rights of way, minor defects, irregularities, and other similar restrictions affecting real Property which do not adversely affect the value of such real Property or the financial condition of each Credit Party or such Subsidiary or impair its use for the operation of the business of each Credit Party or such Subsidiary, (v) Liens arising by operation of law such as mechanics', materialmen's, carriers', warehousemen's liens in curred in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.6, provided that enforcement of such Liens is stayed pending such contest, (vi) Liens arising out of judgments or decrees which are being contested in accordance with Section 7.6, provided that enforcement of such Liens is stayed pending such contest, (vii) Liens in favor of the Agent and the Lenders under the Loan Documents, (viii) Liens on Property of the Borrower acquired or leased after the date hereof to secure Indebtedness of the Borrower permitted by Section 8.1(iv), incurred in connection with the acquisition or lease of such Property, provided that each such Lien is limited to such Property so acquired or leased, (ix) Liens on Property of each Credit Party and its Subsidiaries existing on the Effective Date as set forth on
Schedule 8.2 as renewed from time to time, but not any increases in the amounts secured thereby, (x) Liens on Property of the Borrower or any of its Subsidiaries acquired after the Effective Date provided that such Liens are limited to the Property so acquired and were not created in contemplation of such acquisition, and (xi) Liens on Margin Stock.

     8.3.   Merger, Consolidation or Sale of Assets, Etc.
            ---------------------------------------------

            Consolidate with, be acquired by, or merge into or with any Person, or convey, sell, lease or otherwise dispose of all or any part of its Property, or enter into any sale-leaseback transaction, or permit any of its Subsidiaries so to do, except:

                (a) Sales or other dispositions of inventory in the ordinary course of business;

                (b) Sales or other dispositions of equipment and materials in the ordinary course of business which are obsolete or no longer useful in the conduct of its business and sales of Investments (excluding sales of Subsidiaries or Investments in Subsidiaries), in each case as to which the following conditions have been satisfied:

                    (i) no Default or Event of Default shall exist immediately before or after giving effect thereto, and

                    (ii) 85% of the total consideration received or to be received therefor by the Credit Parties or any of their Subsidiaries shall be payable in cash or Cash Equivalents on or before the closing thereof and shall not be less than the fair market value thereof;

                (c) Sales or other dispositions of Margin Stock for fair value; and

                (d) any wholly-owned Subsidiary of the Borrower may merge into, be acquired by or otherwise dispose of all or any part of its Property to the Borrower or another wholly-owned Subsidiary of the Borrower.

     8.4.   Restricted Payments
            -------------------

            Declare or pay any Restricted Payments payable in cash or otherwise or apply any of its Property thereto or set apart any sum therefor, or permit any of its Subsidiaries so to do, except that: (i) a wholly-owned Subsidiary may declare and pay Restricted Payments to the Borrower, (ii) provided that no Default or Event of Default has occurred and is then continuing or would occur after giving effect thereto, each Credit Party may declare and pay cash dividends on its Stock and (iii) the Borrower may declare and pay cash dividends to the Guarantor in amounts and at times sufficient to enable the Guarantor, as the consolidated taxpayer for itself and the Borrower and its Subsidiaries, if applicable, to pay taxes when due.

     8.5.   Investments, Acquisitions, Loans, Etc.
            --------------------------------------

            At any time, purchase or otherwise acquire, hold or invest in the Stock or Property of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution, deposit or otherwise, in or with any Person, or permit any of its Subsidiaries so to do (all of which are sometimes referred to herein as "Investments"),
                                                            -----------
except:

                (a) Investments in Cash or Cash Equivalents;

                (b) Investments existing on the date hereof as set forth on
Schedule 8.5;

                (c) normal business banking accounts and short-term certificates of deposit and time deposits in, or issued by, federally insured institutions in amounts not exceeding the limits of such insurance;

                (d) Investments in wholly owned Subsidiaries owned by the Guarantor on the Effective Date;

                (e) Investments in the form of purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business;

                (f) Investments by the Guarantor in the form of the purchase or other acquisition of its Stock with the proceeds of the first Loans as contemplated by Section 2.14 and subject to the terms and conditions hereof;

                (g) Investments used to provide "upfront payments" to the FCC in connection with the auction of C block personal communications services (PCS) licenses to the extent that such upfront payments (calculated after deduction for any withdrawal, default, disqualification and/or other penalties imposed by the FCC) are not to be retained by the FCC and (i) all actions necessary to obtain the return of such upfront payments and the repayment to the Borrower or its applicable Subsidiaries of such Investments shall have been taken, (ii) promptly upon receipt of the return of such upfront payments such Investments shall be repaid to the Borrower or such applicable Subsidiaries, and (iii) the Required Lenders shall have consented thereto and received such certificates and documents in connection therewith as they may request; and

                (h) other Investments (including the purchase or other acquisition by the Guarantor of its Stock, subject to the term and conditions hereof, but excluding the purchase or other acquisition by any Subsidiary of the Guarantor of the Stock of the Guarantor) made after the date hereof not enumerated in clauses (a) through (g) above, provided that the aggregate amount of such Investments (net of return of Investments) does not exceed $50,000,000.

     8.6.   Business and Name Changes
            -------------------------

            Materially change the nature of the business of any Credit Party or any of its Subsidiaries as conducted on the Effective Date, or alter or modify any Credit Party's name, structure or status, or permit any of its Subsidiaries so to do, except to the extent permitted under Section 8.3.

     8.7.   Subsidiaries
            ------------

            Create or acquire any other Subsidiary, or permit any of its Subsidiaries so to do, except as permitted under Section 8.3 or 8.5.

     8.8.   Certificate of Incorporation and By-laws
            ----------------------------------------

            Amend or otherwise modify its Certificate of Incorporation or By-Laws in any way which would adversely affect the interests of the Agent and the Lenders under any of the Loan Documents, or permit any of its Subsidiaries so to do.

     8.9.   ERISA
            -----

            Permit any Pension Plan to have a Funded Current Liability Percentage of less than 60 percent.

     8.10.  Sale and Leaseback
            ------------------

            Enter into any arrangement with any Person providing for the leasing by it of Property which has been or is to be sold or transferred by it to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or its rental obligations, or permit any of its Subsidiaries so to do, except to the extent permitted under
Section 8.3.

     8.11.  Fiscal Year
            -----------

            Change its fiscal year from that in effect on the Effective Date, or permit any of its Subsidiaries so to do.

     8.12.  Amendments, Etc. of Certain Agreements
            --------------------------------------

            Enter into or agree to any amendment, modification or waiver of any term or condition of the Stock Purchase Agreement, the Noncompetition Agreement or the Note Agreement without the prior written consent of the Required Lenders.

     8.13.  Transactions with Affiliates
            ----------------------------

            Become a party to any transaction with an Affiliate unless the terms and conditions relating thereto are as favorable to it as those which would be obtainable at the time in a comparable arms-length transaction with a Person other than an Affiliate, or permit any of its Subsidiaries so to do.

     8.14.  Limitation on Certain Restrictions on Subsidiaries
            --------------------------------------------------

            Directly or indirectly create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any Subsidiary of any Credit Party to (i) pay dividends or make any other distributions on its capital Stock or any other interest or participation in such Subsidiary's profits owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower,
(ii) make loans or advances to the Borrower or any Subsidiary of the Borrower or
(iii) transfer any of its Property to the Borrower, or permit any Subsidiary so to do, except for (a) the Note Agreement and (b) such encumbrances or restrictions existing under or by reason of (x) applicable law and (y) the Loan Documents.

     8.15.  Limitation on Negative Pledge Clauses.
            -------------------------------------

            Enter into any agreement, other than (i) this Agreement, (ii) the Note Agreement and (iii) purchase money mortgages or capital leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of any Credit Party to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired.

     8.16.  Investments in Margin Stock.
            ---------------------------

            Acquire or hold any Margin Stock, or permit any of its Subsidiaries so to do, if more than 25% of the value of the assets of each of the Guarantor and the Borrower is represented by assets consisting of Margin Stock.

9.   DEFAULT
     -------

     9.1.   Events of Default
            -----------------

            The following shall each constitute an "Event of Default" hereunder:

                (a) The failure of the Borrower to pay any principal on any Note on the date when due and payable; or

                (b) The failure of any Credit Party to pay any interest or any other fees or expenses payable under any Loan Document or otherwise to the Agent with respect to the loan facilities established hereunder within three Business Days of the date when due and payable; or

                (c) The failure of any Credit Party to observe or perform any covenant or agreement contained in Sections 2.14, 7.3, 7.11, 7.12, 7.13, 7.14,
7.15 or Section 8; or

                (d) The failure of any Credit Party to observe or perform any term, covenant, or agreement contained in any Loan Document (except those described in Section 9.1(a), (b), (c) or (e)) and such failure shall have continued unremedied for a period of 30 days after any Responsible Party of the applicable Credit Party shall have obtained knowledge thereof; or

                (e) Any representation or warranty made by any Credit Party in any Loan Document or in any certificate, report or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading in any material respect when made; or

                (f) Any obligation of any Credit Party (other than its obligations under the Loan Documents) or any of its Subsidiaries, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness or operating leases, in an aggregate amount in excess of $500,000,
(i) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (ii) shall not be paid when due or within any grace period for the payment thereof, or (iii) in respect of which a Responsible Party of any Credit Party shall have obtained knowledge that any holder of any such obligation shall have the right to declare such obligation due and payable prior to the expressed maturity thereof and the default, event of default or other circumstances giving rise to such right to declare such obligation due and payable shall not have been waived or otherwise cured (such that such right shall no longer exist) within 30 days of such Responsible Party having obtained such knowledge;

                (g) Any Credit Party or any of its Material Subsidiaries shall suspend or discontinue its business substantially as a whole and such suspension or discontinuance shall have a Material Adverse Effect;

                (h) Any Credit Party or any of its Subsidiaries shall (i) make an assignment for the benefit of creditors, (ii) generally not be paying its debts as such debts become due, (iii) admit in writing its inability to pay its debts as they become due, (iv) file a voluntary petition in bankruptcy, (v) become insolvent, (vi) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (vii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property,
(viii) be the subject of any such proceeding filed against it which remains undismissed for a period of 45 days, (ix) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (x) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 45 days, or (xi) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of any Credit Party or any of its Subsidiaries; or

                (i) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging any Credit Party or any of its Subsidiaries bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of any Credit Party or any of its Subsidiaries under the United States bankruptcy laws or any other applicable Federal or state law, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any Credit Party or any of its Subsidiaries or of any substantial part of the Property thereof, or (iv) ordering the winding up or liquidation of the affairs of any Credit Party or any of its Subsidiaries and any such decree or order continues unstayed and in effect for a period of 45 days; or

                (j) Judgments or decrees against any Credit Party or any of its Subsidiaries aggregating in excess of $500,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days; or

                (k) Any Loan Document shall cease, for any reason, to be in full force and effect, or any Credit Party shall so assert in writing or shall disavow any of its obligations thereunder; or

                (l) (i) Any Termination Event shall occur; (ii) any Accumulated Funding Deficiency, whether waived, shall exist with respect to any Pension Plan; (iii) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan; (iv) the Guarantor, any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan under Title IV of ERISA; (v) the imposition of any tax under Section 4980(B)(a) of the Code; (vi) the assessment of a civil penalty with respect to any Employee Benefit Plan under Section 502(c) of ERISA; or
(vii) any other event or condition shall occur or exist with respect to an Employee Benefit Plan which would have a Material Adverse Effect and in the case of clauses (ii), (iv), (v) and (vi) of this subsection, the aggregate liability of any Credit Party or any of its Subsidiaries or ERISA Affiliates shall exceed $500,000; or

                (m) If for any reason there shall occur a Change of Control.

            Upon the occurrence, or at any time during the occurrence, of an Event of Default (a) if such event is an Event of Default specified in clause
(h) or (i) above, the Aggregate Commitments shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall immediately become due and payable, and the Agent may, and, upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, and upon the direction of the Required Lenders shall, by notice to the Borrower, declare the Aggregate Commitments to be terminated forthwith, whereupon the Aggregate Commitments shall immediately terminate, and (ii) with the consent of the Required Lenders, the Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Borrower, declare the Loans, all accrued and unpaid interest thereon, and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided pursuant to the Loan Documents. Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Each Credit Party hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

            In the event that the Aggregate Commitments shall have been terminated or the Notes shall have been declared due and payable pursuant to the provisions of this Section, any funds received by the Agent and the Lenders from or on behalf of the Credit Parties shall be applied by the Agent and the Lenders in liquidation of the Loans and the obligations of the Borrower under the Loan Documents in the following manner and order: (i) first, to the payment of interest on, and then the principal portion of, any Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Credit Parties; (ii) second, to the payment of any fees or expenses due the Agent from the Credit Parties, (iii) third, to reimburse the Agent and the Lenders for any expenses (to the extent not paid pursuant to clause (ii) above due from the Credit Parties pursuant to the provisions of Section 11.5; (iv) fourth, to the payment of accrued Commitment Fees, and all other fees, expenses and amounts due under the Loan Documents (other than principal and interest on the Notes); (v) fifth, to the payment of interest due on the Notes; (vi) sixth, to the payment of principal outstanding on the Notes; and (vii) seventh, to the payment of any other amounts owing to the Agent and the Lenders under any Loan Document.

10.  THE AGENT
     ---------

     10.1.  Appointment
            -----------

            Each Lender hereby irrevocably designates and appoints BNY as the Agent of such Lender under the Loan Documents and each such Lender hereby irrevocably authorizes BNY, as the Agent for such Lender, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in any Loan Document, the Agent shall not have any duties or responsibilities other than those expressly set forth therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

     10.2.  Delegation of Duties
            --------------------

            The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties.

     10.3.  Exculpatory Provisions
            ----------------------

            Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except the Agent for its own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, perfection, enforceability or sufficiency of any of the Loan Documents or for any failure of any Credit Party or any other Person to perform its obligations thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of any Credit Party. The Agent shall not be under any liability or responsibility whatsoever, as Agent, to any Credit Party or any other Person as a consequence of any failure or delay in performance, or any breach, by any Lender of any of its obligations under any of the Loan Documents.

     10.4.  Reliance by Agent
            -----------------

            The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, fax, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Credit Party), independent accountants and other experts selected by the Agent. The Agent may treat each Lender, or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of such Lender in its Loans and in its Note until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Agent, shall have been filed with the Agent. The Agent shall not be under any duty to examine or pass upon the validity, effectiveness, enforceability, perfection or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the requisite Lenders as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Required Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     10.5.  Notice of Default
            -----------------

            The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice thereof from a Lender or the Borrower. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders and the Borrower. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders, provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.

     10.6.  Non-Reliance on Agent and Other Lenders
            ---------------------------------------

            Each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under any Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Credit Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     10.7.  Indemnification
            ---------------

            Each Lender agrees to indemnify and reimburse the Agent in its capacity as such (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of any Credit Party to do so), pro rata according to the outstanding principal balance of the Loans (or at any time when no Loans are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including, without limitation, any amounts paid to the Lenders (through the Agent) by the Borrower pursuant to the terms of the Loan Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the finally adjudicated gross negligence or willful misconduct of the Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its pro rata share of any unpaid fees owing to the Agent, and any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 11.5, to the extent that the Agent has not been paid such fees or has not be reimbursed for such costs and expenses, by the Borrower or any other Credit Party. The failure of any Lender to reimburse the Agent promptly upon demand for its pro rata share of any amount required to be paid by the Lenders to the Agent as provided in this Section shall not relieve any other Lender of its obligation hereunder to reimburse the Agent for its pro rata share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent for such other Lender's pro rata share of such amount. The agreements in this Section shall survive the payment of all amounts payable under the Loan Documents.

     10.8.  Agent in Its Individual Capacity
            --------------------------------

            BNY and its respective affiliates may make loans to, accept deposits from, issue letters of credit for the account of, and generally engage in any kind of business with, any Credit Party as though BNY were not Agent hereunder. With respect to the Commitment made or renewed by BNY and the Note issued to BNY, BNY shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall in each case include BNY.

     10.9.  Successor Agent
            ---------------

            If at any time the Agent deems it advisable, in its sole discretion, it may submit to each of the Lenders a written notice of its resignation as Agent under the Loan Documents, such resignation to be effective upon the earlier of (i) the written acceptance of the duties of the Agent under the Loan Documents by a successor Agent and (ii) on the 30th day after the date of such notice. Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and accepted such appointment in writing within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which successor Agent shall be a commercial bank organized under the laws of the United States of America or any State thereof and having a combined capital, surplus, and undivided profits of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent's rights, powers, privileges and duties as Agent under the Loan Documents shall be terminated. The Borrower and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent's resignation as Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents. If at any time there shall not be a duly appointed and acting Agent, the Borrower agrees to make each payment due under the Loan Documents directly to the Lenders entitled thereto during such time.

11.  OTHER PROVISIONS
     ----------------

     11.1.  Amendments and Waivers
            ----------------------

            With the written consent of the Required Lenders, the Agent and the appropriate Credit Parties may, from time to time, enter into written amendments, supplements or modifications of the Loan Documents and, with the consent of the Required Lenders, the Agent on behalf of the Lenders may execute and deliver to any such parties a written instrument waiving or a consent to a departure from, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences; provided, however, that:

            (a) no such amendment, supplement, modification, waiver or consent shall, without the consent of all of the Lenders, (i) increase the Commitments of any Lender or the Aggregate Commitments, (ii) extend the Maturity Date, (iii) decrease the rate, or extend the time of payment, of the Commitment Fee or of interest on any Note, or change or forgive the principal amount of, or change the pro rata allocation, or extend the time of payment, of payments under, any Note, (iv) change the provisions of Sections 2.11, 2.13, 2.14, 2.15, 11.1 or 11.7(a), (v) release the Guaranty or (v) change the definition of Required Lenders; and

            (b) without the written consent of the Agent, no such amendment, supplement, modification or waiver shall amend, modify or waive any provision of
Section 10 or otherwise change any of the rights or obligations of the Agent hereunder or under the Loan Documents.

            Any such amendment, supplement, modification or waiver shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable Loan Document, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the parties to the applicable Loan Document, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and other Loan Documents to the extent provided for in such waiver, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default. The Loan Documents may not be amended orally or by any course of conduct.

     11.2.  Notices
            -------

            All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, first-class postage prepaid, or, in the case of notice by fax, when sent, addressed as follows in the case of the Borrower, the Guarantor or the Agent, at the Domestic Lending Office, in the case of each Lender, or to such other addresses as to which the Agent may be hereafter notified by the respective parties thereto or any future holders of the Notes:

            The Borrower:

            Black Entertainment Television, Inc.
            1900 W Place, N.E.
            Washington, D.C. 20018
            Attention: William T. Gordon, III,
                         Executive Vice President, Finance
                         Chief Financial Officer and Treasurer
            Telephone: (202) 608-2440
            Facsimile: (202) 608-2595

            The Guarantor:

            BET Holdings, Inc.
            1900 W Place, N.E.
            Washington, D.C. 20018
            Attention: William T. Gordon, III,
                         Executive Vice President, Finance
                         Chief Financial Officer and Treasurer
            Telephone: (202) 608-2440
            Facsimile: (202) 608-2595

            for both the Borrower and the Guarantor, with a copy to:

            Black Entertainment Television, Inc.
            1900 W Place, N.E.
            Washington, D.C. 20018
            Attention: Debra L. Lee,
                         Executive Vice President,
                         General Counsel
                         Corporate Secretary
            Telephone: (202) 608-2448
            Facsimile: (202) 608-2506


            The Agent:

            The Bank of New York
            One Wall Street
            Agency Function Administration
            18th Floor
            New York, New York 10286
            Attention: Patricia Clancy
            Telephone: (212) 635-4696
            Facsimile: (212) 635-6365 or 6366 or 6367
            with a copy to:

            The Bank of New York
            One Wall Street
            New York, New York 10286
            Attention: Wade E. Layton,
                       Vice President
            Telephone: (212) 635-8693
            Facsimile: (212) 635-8593

except that any notice, request or demand by the Borrower to or upon the Agent or the Lenders pursuant to Sections 2.3 or 2.6 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by fax or other electronic means as fully as if originally signed.

     11.3.  No Waiver; Cumulative Remedies
            ------------------------------

            No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     11.4.  Survival of Representations and Warranties
            ------------------------------------------

            All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

     11.5.  Payment of Expenses and Taxes
            -----------------------------

            The Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether any Loan is made (i) to pay or reimburse the Agent for all its out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation and execution of, the Loan Documents and any amendment, supplement or modification thereto (whether or not executed), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including, without limitation, the reasonable fees and disbursements of Special Counsel, (ii) to pay or reimburse the Agent and the Lenders for all of their respective costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred in connection with (A) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether consummated or not) of the obligations of the Credit Parties under any of the Loan Documents and (B) the enforcement of this Section, (iii) to pay, indemnify, and hold each Lender and the Agent harmless from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (iv) to pay, indemnify and hold each Lender and the Agent and each of their respective officers, directors and employees harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable counsel fees and disbursements) with respect to the enforcement of the Loan Documents and the use of the proceeds of the Loans (all the foregoing, collectively, the "indemnified liabilities") and, if and to the extent that the
                   -----------------------
foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment permitted or not prohibited under applicable law; provided, however, that the Borrower shall have no obligation hereunder to pay indemnified liabilities to the Agent or any Lender arising from the finally adjudicated gross negligence or willful misconduct of the Agent or such Lender or claims between one indemnified party and another indemnified party. The agreements in this Section shall survive the termination of the Aggregate Commitments and the payment of all amounts payable under the Loan Documents.

     11.6.  Lending Offices
            ---------------

            (a) Each Lender shall have the right at any time and from time to time to transfer its Loans to a different office, provided that such Lender shall promptly notify the Agent and the Borrower of any such change of office. Such office shall thereupon become such Lender's Domestic Lending Office or Eurodollar Lending Office, as the case may be, provided, however, that no such Lender shall be entitled to receive any greater amount under Sections 2.9, 2.11 or 2.12 as a result of a transfer of any such Loans to a different office of such Lender than it would be entitled to immediately prior thereto unless such claim would have arisen even if such transfer had not occurred.

            (b) Each Lender agrees that, upon the occurrence of any event described in Sections 2.8, 2.9, 2.10, 2.11 or 2.12 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in any of such Sections.

     11.7.  Assignments and Participations
            ------------------------------

            (a) The Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that no Credit Party may assign, delegate or transfer any of its rights or obligations under the Loan Documents without the prior written consent of the Agent and each Lender.

            (b) Each Lender shall have the right at any time, upon written notice to the Agent of its intent to do so, to sell, assign, transfer or negotiate all or any part of such Lender's rights under the Loan Documents to one or more of its affiliates, to one or more of the other Lenders (or to affiliates of such other Lenders) or, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), to sell, assign, transfer or negotiate all or any part of such Lender's rights and obligations under the Loan Documents to any other bank, insurance company, pension fund, mutual fund or other financial institution, provided that (i) each such sale, assignment, transfer or negotiation (other than sales, assignments, transfers or negotiations (x) to affiliates of such Lender or (y) of a Lender's entire interest) shall be in a minimum amount of $5,000,000 and (ii) there shall be paid to the Agent by the assigning Lender a fee (the "Assignment Fee") of $3,000. For each assignment, the parties to such
          --------------
assignment shall execute and deliver to the Agent for its acceptance and recording an Assignment and Acceptance Agreement. Upon such execution, delivery, acceptance and recording by the Agent, from and after the effective date specified in such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under the Loan Documents. The Borrower agrees upon written request of the Agent and at the Borrower's expense to execute and deliver (1) to such assignee, a Note, dated the effective date of such Assignment and Acceptance Agreement, in an aggregate principal amount equal to the Loans assigned to, and Commitments assumed by, such assignee and (2) to such assignor Lender, a Note, dated the effective date of such Assignment and Acceptance Agreement, in an aggregate principal amount equal to the balance of such assignor Lender's Loans and Commitments, if any, and each as signor Lender shall cancel and return to the Borrower its existing Note. Upon any such sale, assignment or other transfer, the Commitments and the Commitment Percentages set forth in Exhibit A shall be adjusted accordingly by the Agent and a new Exhibit A shall be distributed by the Agent to the Borrower and each Lender.

            (c) Each Lender may grant participations in all or any part of its Loans, its Note and its Commitment to one or more banks, insurance companies, financial institutions, pension funds or mutual funds, provided that (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to the Loan Documents for the performance of such obligations, (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents,(iv) no sub-participations shall be permitted and (v) the voting rights of any holder of any participation shall be limited to decisions that only do any of the following: (A) subject the participant to any additional obligation, (B) reduce the principal of, or interest on the Notes or any fees or other amounts payable hereunder, (C) postpone any date fixed for the payment of principal of, or interest on the Notes or any fees or other amounts payable hereunder or (D) release any guarantor under any guarantee. The Borrower acknowledges and agrees that any such participant shall for purposes of Sections 2.9, 2.11, 2.12 and 2.15 be deemed to be a "Lender"; provided, however, the Borrower shall not, at any time, be obligated to pay any participant in any interest of any Lender hereunder any sum in excess of the sum which the Borrower would have been obligated to pay to such Lender in respect of such interest had such Lender not sold such participation.

            (d) If any (i) assignment made pursuant to subsection (b) above or
(ii) any participation granted pursuant to subsection (c) above, shall be made to any Person that is not a U.S. Person, such Person shall furnish such certificates, documents or other evidence to the Borrower and the Agent, in the case of clause (i) and to the Borrower and the Lender which sold such participation in the case of clause (ii), as shall be required by Section 2.9(c).

            (e) No Lender shall, as between and among the Borrower, the Agent and such Lender, be relieved of any of its obligations under the Loan Documents as a result of any sale, assignment, transfer or negotiation of, or granting of participations in, all or any part of its Loans, its Commitment or its Note, except that a Lender shall be relieved of its obligations to the extent of any such sale, assignment, transfer, or negotiation of all or any part of its Loans, its Commitment or its Note pursuant to subsection (b) above.

            (f) Notwithstanding anything to the contrary contained in this Section, any Lender may at any time or from time to time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, provided that any such assignment shall not release such assignor from its obligations thereunder.

     11.8.  Counterparts
            ------------

            Each Loan Document (other than the Notes) may be executed by one or more of the parties thereto on any number of separate counter parts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A counterpart of any Loan Document or to any document evidencing, and of any an amendment, modification, consent or waiver to or of any Loan Document transmitted by fax shall be deemed to be an originally executed counterpart. A set of the copies of the Loan Documents signed by all the parties thereto shall be deposited with each of the Borrower and the Agent. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by fax or other electronic means to the same extent as if originally signed.

     11.9.  Adjustments; Set-off
            --------------------

            (a) If any Lender (a "Benefited Lender") shall at any time receive
                                ----------------
any payment of all or any part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or in voluntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1
(h) or (i), or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender in respect of such other Lender's Loans, or interest thereon, such Benefited Lender shall purchase for cash from each of the other Lenders such portion of each such other Lender's Loans, and shall provide each of such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off, to the extent not prohibited by law) with respect to such portion as fully as if such Lender were the direct holder of such portion.

            (b) In addition to any rights and remedies of the Lenders provided by law, upon the acceleration of the obligations owing in connection with the Loan Documents, or at any time upon the occurrence or during the continuance of an Event of Default under Section 9.1(a) or (b), each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by each Credit Party to the extent not prohibited by applicable law, to set-off and apply against any obligations, whether matured or unmatured, of such Credit Party to such Lender, any amount owing from such Lender to such Credit Party. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by such Lender against such Credit Party or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of such Credit Party, or against anyone else claiming through or against such Credit Party or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the applicable Credit Party and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     11.10. Construction
            ------------

            Each Credit Party represents that it has been represented by counsel in connection with the Loan Documents and the transactions contemplated thereby and that the principle that agreements are to be construed against the draftsman shall be inapplicable.

     11.11. Indemnity
            ---------

            The Borrower agrees to indemnify and hold harmless the Agent and each Lender and their respective affiliates, directors, officers, employees, attorneys and agents (each an "Indemnified Person") from and against any loss,
                               ------------------
cost, liability, damage or expense (including the reasonable fees and disbursements of counsel of such Indemnified Person, including all local counsel hired by any such counsel) incurred by such Indemnified Person in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of, any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon or related to (i) any of the Loan Documents, the Commitments or the use by any Credit Party or any of its Subsidiaries or agents of the proceeds of any Loans; or (ii) any acquisition or proposed acquisition by any Credit Party of Stock. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to each Indemnified Person under the Loan Documents or at common law or otherwise, and shall survive any termination of the Loan Documents, the expiration of the Commitments and the payment of all obligations of the Borrower under the Loan Documents, provided that the Borrower shall have no obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent found in a final judgment of a court having jurisdiction to have resulted primarily out of the gross negligence or wilful misconduct of such Indemnified Person or arising solely from claims between one such Indemnified Person and another such Indemnified Person.

     11.12. Governing Law
            -------------

            The Loan Documents and the rights and obligations of the parties thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws.

     11.13. Headings Descriptive
            --------------------

            Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.

     11.14. Severability
            ------------

            Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

     11.15. Integration
            -----------

            All exhibits to a Loan Document shall be deemed to be a part thereof. Except for agreements between the Agent and the Borrower with respect to certain fees, the Loan Documents embody the entire agreement and understanding among the Credit Parties, the Agent and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Credit Parties, the Agent and the Lenders with respect to the subject matter thereof.

     11.16. Consent to Jurisdiction
            -----------------------

            Each Credit Party hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. Each Credit Party hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Credit Party hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

     11.17. Service of Process
            ------------------

            Each Credit Party hereby further irrevocably consents to the service of process in any suit, action or proceeding by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of such Credit Party set forth in or referred to in Section 11.2 or in the applicable Loan Document executed by such Credit Party. Each Credit Party hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

     11.18. No Limitation on Service or Suit
            --------------------------------

            Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Agent or any Lender to serve process in any manner permitted by law or limit the right of the Agent or any Lender to bring proceedings against any Credit Party in the courts of any jurisdiction or jurisdictions in which such Credit Party may be served.

     11.19. WAIVER OF TRIAL BY JURY
            -----------------------

            THE AGENT, THE LENDERS AND EACH CREDIT PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, EACH CREDIT PARTY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE AGENT, OR THE LENDERS, OR COUNSEL TO THE AGENT OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH CREDIT PARTY ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.
              ----- ----

12.  GUARANTY
     --------

     In order to induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Loans, the Guarantor hereby agrees as follows:

     12.1. Guaranty.
           --------

            The Guarantor absolutely, irrevocably and unconditionally guarantees to the Agent and the Lenders the full and prompt payment when due, whether at stated maturity, by acceleration, by mandatory prepayment, by notice of intention to prepay or otherwise, of all obligations, now existing and hereafter arising, of the Borrower, including all principal and interest (whether accruing before or after any event set forth in sections 9.1(h) or (i) and whether or not allowed as a claim in connection therewith) under the Loan Documents to which it is a party, and whether direct, indirect or contingent, incurred as primary obligor or otherwise, secured or unsecured and whether or not on open account, and all costs and expenses incurred by the Agent and the Lenders in enforcing any thereof, whether or not suit is instituted (as the same may be amended, increased, modified, renewed, refunded, extended, increased or refinanced from time to time, collectively, the " Guaranteed Obligations").
                                                 -----------------------
Regardless of whether the Agent or the Lenders are prevented or otherwise hindered by law from collecting or otherwise enforcing any of the Guaranteed Obligations in accordance with their terms, whether as the result of the commencement of any bankruptcy or similar proceedings against the Borrower or otherwise, the Agent and the Lenders shall be entitled to receive hereunder from the Guarantor upon demand therefor the sums which would have been otherwise due had such collection or enforcement not been prevented or hindered.

     12.2. Absolute Obligation.
           -------------------

            The obligations of the Guarantor hereunder shall be absolute, irrevocable, unconditional and continuing until all of the Guaranteed Obligations are indefeasibly paid in full in cash and have terminated and this Agreement is of no further force and effect and shall not be subject to any counterclaim, right of set-off or any defense whatsoever. The Guarantor acknowledges and agrees that the Agent and the Lenders have no responsibility or liability, and shall not be deemed to have made any representation or warranty, with respect to the validity, enforceability or collectability of any of the Loan Documents or any document executed or delivered in connection therewith, or any preference or priority ranking with respect to the payment of the Loans. The Agent and the Lenders shall have no obligation to enforce any Loan Document, by any action, including, without limitation, making or perfecting any claim against the Borrower, prior to being entitled to the benefits of this Guaranty. Nothing except the indefeasible cash payment in full of the Guaranteed Obligations shall release the Guarantor from liability under this Guaranty.

     12.3. Guaranty of Payment.
           -------------------

            This Guaranty is a guaranty of payment. The liability and obligations of the Guarantor shall be primary, direct and absolute, and the Guarantor hereby waives any right to require that resort be had by the Agent or the Lenders against the Borrower or any other Person, or to require that resort be had by the Agent or the Lenders to any direct or indirect collateral security. The Agent may, at its option, proceed against in the first instance to enforce any obligation to collect any monies, the payment of which is guaranteed hereby, without first proceeding against the Borrower or any other Person and without first resorting to any other remedies, as the Agent may deem advisable. The liability of the Guarantor hereunder shall in no way be affected or impaired by any acceptance by the Agent or the Lenders of any direct or indirect security for, or other guarantor upon, any indebtedness, liability or obligation of the Borrower to the Agent and the Lenders, or by any failure, delay, neglect or omission of the Agent or any Lender to realize upon or perfect any such security, indebtedness, liability or obligation, or by any direct or indirect collateral security therefor, or by the bankruptcy, reorganization or insolvency of, or by any other proceeding for the relief of debtors commenced against, the Borrower or any other Person, or by the release, exchange, substitution or any loss or impairment of any collateral security, or the liability of any other Person in respect of the Guaranteed Obligations, including, without limitation, the release of any other guarantor or any collateral security provided thereby, or by the invalidity or unenforceability of this Agreement, the Notes or any other Loan Document, or any of the Guaranteed Obligations against the Borrower for any reason, or by any amendment or waiver of or any consent to or departure from this Agreement, the Notes or any other Loan Document, or by any other reason whatsoever.

     12.4. Repayment in Bankruptcy.
           -----------------------

            If, at any time or times subsequent to the performance by the Guarantor of its obligations hereunder or the termination of this Guaranty, the Agent or any Lender shall be required to repay any amounts previously paid by or on behalf of the Borrower in reduction of the Guaranteed Obligations under any Loan Document by virtue of an order of any court having jurisdiction in the premises, including, without limitation, as a result of an adjudication that such amounts constituted preferential payments or fraudulent conveyances, the Guarantor unconditionally agrees to pay to the Agent or such Lender on demand a sum in cash equal to the amount of such repayment, together with interest on such amount from the date of such demand to the date of payment to the Agent or such Lender at the applicable post-Default rate set forth in section 2.7(b).

     12.5. Waiver of Subrogation.
           ---------------------

            The Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against any other Person directly or contingently liable for the Guaranteed Obligations, or against or with respect to such Person's Property, arising from the existence or performance of this Guaranty, in each case until the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

     12.6. Other Provisions in Guaranty.
           ----------------------------

            (a) No failure by the Agent or any of the Lenders to exercise, and no delay by the Agent or any of the Lenders in exercising, any right or remedy hereunder shall operate as a waiver thereof.

            (b) This Guaranty, and the obligations of the Guarantor under this Guaranty, may not be assigned or otherwise delegated.

            (c) The Guarantor waives all errors or omissions of the Agent or any Lender in connection with the administration of the Loans and any collateral security therefor, except errors or omissions which constitute gross negligence or willful misconduct.

            (d) Without limiting the foregoing, the Guarantor waives to the maximum extent permitted by applicable law any act or omission of the Agent or any Lender which may affect or change in any way the liability of the Guarantor under this Guaranty.

            (e) Each and every right, remedy and power granted to the Agent and the Lenders hereunder or allowed at law or by any other agreement shall be cumulative and not exclusive, and may be exercised by the Agent and the Lenders from time to time.

            (f) This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns.

            (g) The Guarantor hereby waives presentment, demand for payment, notice of default, non-performance and dishonor, protest and notice of protest of or in respect of this Agreement, the Notes and any other Loan Documents and the incurrence of the Guaranteed Obligations, notice of acceptance of this Guaranty and reliance hereupon by the Agent and the Lenders, and notice of the making of any Loans pursuant to this Agreement, notice of any sale of collateral security or any default of any sort.

            (h) The Guarantor agrees that the Agent and the Lenders may at any time, without notice to or consent of the Guarantor, and without in any manner affecting the liability of the Guarantor hereunder, amend, increase, extend, modify, supplement or waive any term or condition of this Agreement, the Notes, any other Loan Document or all or any part of the Guaranteed Obligations and any collateral security therefor and otherwise deal with the Borrower as if this Guaranty did not exist, and the Guarantor shall be bound by, and this Guaranty shall automatically extend to this Agreement, the Notes and the other Loan Documents and the Guaranteed Obligations as so amended, increased, extended, modified, supplemented or waived without any action required by the Guarantor.

            (i) No provision of this Guaranty may be waived, modified or otherwise changed by any means, including, without limitation, any course of dealing, course of performance or trade usage, or oral evidence of any nature, except pursuant to a writing executed pursuant to Section 11.1 by the party against which enforcement of such waiver, modification or change is sought.

            (j) The Guarantor agrees that any statement of account from the Agent or any Lender to the Borrower which binds the Borrower, absent manifest error, shall also be binding upon the Guarantor and that copies of the Agent's or such Lender's said statements of account maintained in the regular course of business may be used in evidence against the Guarantor in order to establish the obligations of the Guarantor hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                          BLACK ENTERTAINMENT TELEVISION, INC.,
                          as Borrower


                          By: [SIGNATURE ILLEGIBLE]
                              -------------------------
                          Name:  William T. Gordon       III
                                -----------------------
                          Title: Executive Vice President, Finance
                                ---------------
                                 Chief Financial Officer and Treasurer

                          BET HOLDINGS, INC., as Guarantor


                          By: [SIGNATURE ILLEGIBLE]
                              -------------------------
                          Name:  William T. Gordon       III
                                -----------------------
                          Title: Executive Vice President, Finance
                                ---------------
                                 Chief Financial Officer and Treasurer

                          THE BANK OF NEW YORK,
                          Individually and as Agent


                          By: ________________________
                          Name: ______________________
                          Title: ___________________


                          THE BANK OF NEW YORK COMPANY, INC.


                          By: ________________________
                          Name: ______________________
                          Title: ___________________


                          THE RIGGS NATIONAL BANK OF
                          WASHINGTON, D.C.


                          By: ________________________
                          Name: ______________________
                          Title: ___________________

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                          BLACK ENTERTAINMENT TELEVISION, INC.,
                          as Borrower


                          By: ________________________
                          Name: ______________________
                          Title: ___________________


                          BET HOLDINGS, INC., as Guarantor


                          By: ________________________
                          Name: ______________________
                          Title: ___________________


                          THE BANK OF NEW YORK,
                          Individually and as Agent


                          By: [SIGNATURE ILLEGIBLE]
                              ------------------------
                          Name: [SIGNATURE ILLEGIBLE]
                                ----------------------
                          Title: Vice President
                                 -------------------


                          THE BANK OF NEW YORK COMPANY, INC.


                          By: Kalpana Raina
                              ------------------------
                          Name: KALPANA RAINA
                                ----------------------
                          Title: Autherized Signer
                                 -------------------

                          THE RIGGS NATIONAL BANK OF
                          WASHINGTON, D.C.


                          By: ________________________
                          Name: ______________________
                          Title: ___________________

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                          BLACK ENTERTAINMENT TELEVISION, INC.,
                          as Borrower


                          By: ________________________
                          Name: ______________________
                          Title: ___________________


                          BET HOLDINGS, INC., as Guarantor


                          By: ________________________
                          Name: ______________________
                          Title: ___________________


                          THE BANK OF NEW YORK,
                          Individually and as Agent


                          By:_________________________
                          Name:_______________________
                          Title: ___________________


                          THE BANK OF NEW YORK COMPANY, INC.


                          By: ________________________
                          Name:_______________________
                          Title:____________________


                          THE RIGGS NATIONAL BANK OF
                          WASHINGTON, D.C.


                          By: David H. Olson
                              ------------------------
                          Name: David H. Olson
                                ----------------------
                          Title:    V.P
                                 -------------------

                          CRESTAR BANK


                          By: [SIGNATURE ILLEGIBLE]
                              ------------------------
                          Name: [SIGNATURE ILLEGIBLE]
                                ----------------------
                          Title: Vice President
                                 -------------------

                          INDUSTRIAL BANK N.A.


                          By: ________________________
                          Name: ______________________
                          Title: ___________________


                          NATIONSBANK OF TEXAS, N.A.


                          By: ________________________
                          Name: ______________________
                          Title: ___________________

                          CRESTAR BANK


                          By: ________________________
                          Name:_______________________
                          Title: ___________________


                          INDUSTRIAL BANK N.A.


                          By: [SIGNATURE ILLEGIBLE]
                              ------------------------
                          Name: JAMES D. SHERARD
                                ----------------------
                          Title: VICE PRESIDENT
                                 -------------------

                          NATIONSBANK OF TEXAS, N.A.


                          By: ________________________
                          Name: ______________________
                          Title: ___________________

                          CRESTAR BANK


                          By: ________________________
                          Name:_______________________
                          Title: ___________________


                          INDUSTRIAL BANK N.A.


                          By: ________________________
                          Name: ______________________
                          Title: ___________________


                          NATIONSBANK OF TEXAS, N.A.


                          By: Jennifer F. Zydney
                              ------------------------
                          Name: Jennifer F. Zydney
                                ----------------------
                          Title: Vice President
                                 -------------------

                   BLACK ENTERTAINMENT TELEVISION EXHIBIT A

                              LIST OF COMMITMENTS
                              -------------------

                                                       Commitment
Bank                          Commitment               Percentage
----                          ----------               ----------

The Bank of                   $29,000,000              38.66666667%
 New York Company, Inc

Crestar Bank                  $15,000,000              20.00000000%

Nationsbank of Texas, N.A.    $15,000,000              20.00000000%

The Riggs National Bank
 of Washington, D.C.          $15,000,000              20.00000000%

Industrial Bank N.A.          $ 1,000,000               1.33333333%



TOTAL                         $75,000,000                  100%
                              -----------                  ----

                   BLACK ENTERTAINMENT TELEVISION EXHIBIT B

                                 FORM OF NOTE
                                 ------------

$______                                           December 13, 1995
                                                  New York, New York


     FOR VALUE RECEIVED, BLACK ENTERTAINMENT TELEVISION, INC., a District of Columbia corporation (the "Borrower"), hereby promises to pay on the Maturity
                           --------
Date, to the order of _______________ (the "Lender"), at the office of THE BANK
                                            ------
OF NEW YORK, as Agent (the "Agent"), located at One Wall Street, New York, New
                            -----
York or at such other place as the Agent may specify from time to time, in lawful money of the United States of America, the principal sum of $______, or such lesser unpaid principal balance as shall be outstanding hereunder, together with interest from the date hereof, on the unpaid principal balance hereof, payable at the rate or rates and at the time or times provided for in the Revolving Credit and Guaranty Agreement, dated as of December 13, 1995, among the Borrower, BET Holdings, Inc., as Guarantor, the Lenders party thereto and the Agent (as the same may be amended, modified or supplemented from time to time, the "Agreement"). Capitalized terms used herein that are defined in
              ---------
the Agreement shall have the meanings therein defined. In no event shall interest payable hereon exceed the Highest Lawful Rate.

     This Note is one of the Notes referred to in the Agreement and is entitled to the benefits of, and is subject to the terms set forth in, the Agreement.
The principal of this Note is payable in the amounts and under the circumstances, and its maturity is subject to acceleration upon terms, set forth in the Agreement. Except as otherwise provided in the Agreement, if any payment on this Note become due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next Business Day and interest shall be payable at the applicable rate or rates specified in the Agreement during such extension period.

     The (i) date and amount of each Loan made by the Lender, (ii) its character as an ABR Advance, a Eurodollar Advance, or a combination thereof, (iii) the interest rate and Interest Period (if any) applicable to Eurodollar Advances, and (iv) each payment and prepayment of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, indorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or indorsement shall not affect the obligations of the Borrower to make payment when due of any amount owing hereunder.

     Presentment for payment, demand, protest, notice of protest and notice of dishonor and all other demands and notices in connection with the delivery, performance and enforcement of this Note are hereby waived, except as specifically otherwise provided in the Agreement.

     This Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of New York, without regard to principles of conflicts of law.

     This Note may only be amended by an instrument in writing executed pursuant to the provisions of Section 11.1 of the Agreement.

                              BLACK ENTERTAINMENT TELEVISION, INC.

                              By:__________________________
                              Name:________________________
                              Title:_______________________

                                  SCHEDULE TO
                                  -----------

                                     NOTE
                                     ----

                                               Interest
                                               Rate on
                                               Eurodollar
                                               Advances
                                   Amount of   (without    Interest
       Type of                     principal   regard to   Period (if
       Advance (ABR     Amount of  paid or     Applicable  Eurodollar   Notation
Date   or Eurodollar)   Advance    prepaid     Margin)     Advance)     Made by
----   --------------   ---------  -------     ----------  ----------   --------

                   BLACK ENTERTAINMENT TELEVISION EXHIBIT C

                           FORM OF BORROWING REQUEST
                           -------------------------


                                            December 13, 1995


The Bank of New York, as Agent
One Wall Street
New York, New York 10286
Attention: Patricia Clancy
            Agency Function Administration

The Bank of New York, as Agent
One Wall Street
New York, New York 10286
Attention: Wade E. Layton,
              Vice President

     Re: Revolving Credit and Guaranty Agreement, dated as of December 13, 1995, by and among BLACK ENTERTAINMENT TELEVISION, INC., (the "Borrower"), BET HOLDINGS,
                                  --------
          INC., the Lenders party thereto and THE BANK OF NEW
                                                  -----------
          YORK, as Agent (the "Agreement")
          ---------------------------------------------------

     Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined.

     1. Pursuant to Section 2.3 of the Agreement, the Borrower hereby gives notice of its intention to borrow Loans in an aggregate principal amount of $_____ on _______, which borrowing(s) shall consist of the following Advances:



                                                       Initial Interest
Type of Advance                                        Period for Eurodollar
(Eurodollar or ABR)                Amount              Advances
-------------------                ------              ---------------------

(a)

(b)

(c)

     2. Each of the Borrower (with respect to itself) and the Guarantor hereby certifies that on the date hereof and on the Borrowing Dare set forth above, and after giving effect to the Loans requested hereby:

          (a) Each Credit Party is and shall be in compliance with all of the terms, covenants and conditions of the Loan Documents.

          (b) There exists and there shall exist no Default or Event of Default under the Agreement.

          (c) Each of the representations and warranties contained in the Loan Documents (other than the representations and warranties which expressly speak only as of a different date) which is required to be made on such Borrowing Date is and shall be true and correct.

          (d) After giving effect to the Loans requested to be made hereby, the aggregate outstanding principal amount of the Loans shall not exceed the Aggregate Commitments.


     IN WITNESS WHEREOF, each of the Borrower and the Guarantor has each caused this certificate to be executed by its Authorized Signatory as of the date and year first written above.

                                   BLACK ENTERTAINMENT TELEVISION, INC.



                                   By:__________________________
                                   Name:________________________
                                   Title:_______________________


                                   BET HOLDINGS, INC.


                                   By:__________________________
                                   Name:________________________
                                   Title:_______________________

                   BLACK ENTERTAINMENT TELEVISION EXHIBIT D

                        FORM OF COMPLIANCE CERTIFICATE
                        ------------------------------

     The undersigned each hereby certifies that he/she is duly authorized to execute and deliver this Compliance Certificate pursuant to Section 7.1(c) of the Revolving Credit and Guaranty Agreement, dated as of December 13, 1995, by and among Black Entertainment Television, Inc. (the "Borrower"), BET Holdings,
                                                     --------
Inc. (the "Guarantor"), the Lenders party thereto and The Bank of New York, as
           ---------
Agent (as the same may be amended or otherwise modified from time to time, the "Agreement"). Capitalized terms used herein that are defined in the Agreement
 ---------
shall have the meanings therein defined.

     We hereby certify that:

          1. The Leverage Ratio as of _______, is __.___:1.00, calculated as set forth on Schedule 1.

          2. The ratio of EBITDA to Pro-Forma Debt Service as of ________, is __.___:1.00, calculated as set forth on Schedule 2.

          3. The ratio of EBITDA to Interest Expense as of _______, is __.___:1.00, calculated as set forth on Schedule 3.

          4.   There exists no Default or Event of Default under the Agreement.

          5. The representations and warranties contained in the Loan Documents (other than the representations and warranties which expressly speak only as of a different date) are true and correct in all material respects.

     IN WITNESS WHEREOF, the undersigned have executed this Compliance Certificate on this ____ day of _____________, 19__.


                                        BLACK ENTERTAINMENT TELEVISION, INC.


                                        By:__________________________
                                        Name:________________________
                                        Title:_______________________


                                        BET HOLDINGS, INC.


                                        By:__________________________
                                        Name:________________________
                                        Title:_______________________
dated __/__/__


I.   Section 7.12:  Leverage Ratio

     A.   Maximum for applicable period:          3.00:1.00

     B.   Actual

          1.   Funded Debt as of the
               date of determination
               (see Annex A)                                     $______

          2.   EBITDA for the immediately
               preceding four fiscal

          3.   Leverage Ratio (1 divided by 2)
                                                                 ___:___

     C.   In Compliance    Yes ___  No ___

Schedule 2 to Compliance Certificate
dated __/__/__


I.   Section 7.13:  EBITDA to Pro-Forma Debt Service

     A.   Minimum for applicable period:          2.00:1.00

     B.   Actual

          1.   EBITDA for the immediately
               preceding four fiscal
               quarters (see Annex A)                            $______

          2.   Pro-Forma Debt Service

               a.   Pro-Forma Interest Expense
                    (see Annex A)                                $______

               b.   The scheduled payments of
                    principal on Funded Debt
                    required to be made during
                    the four fiscal quarters
                    immediately succeeding any
                    determination thereof                        $______

               c.   Pro-Forma Debt Service
                    (a+b)                                        $______

          3.   EBITDA to Pro-Forma Debt Service
               (1 divided by 2(c))                               ___:___

     C.   In Compliance    Yes ___  No ___

Schedule 3 to Compliance Certificate
dated __/__/__


I.   Section 7.14:  EBITDA to Interest Expense

     A.   Minimum for applicable period:          2.25:1.00

     B.   Actual

          1.   EBITDA for the immediately
               preceding four fiscal
               quarters (see Annex A)                            $______

          2.   Interest Expense for
               the immediately preceding
               four fiscal quarters                              $______

          3.   EBITDA to Interest Expense
               (1 divided by 2)                                  ___:___

     C.   In Compliance    Yes ___  No ___

                       Annex A to Compliance Certificate


I.   EBITDA ADJUSTMENT (95% Test)

     EBITDA (Consolidated);

     A.   Income or (loss) from operations
          of the Guarantor and its Subsidiaries
          on a Consolidated basis for the
          immediately preceding four fiscal
          quarters                                               $______

     B.   Depreciation and amortization of
          intangibles (excluding amortization
          of programming rights) for the
          immediately preceding four fiscal
          quarters                                               $______

     C.   Sum of A + B                                           $______

     EBITDA (Wholly-Owned):

     D.   Income or (loss) from operations
          of the Guarantor and its
          Wholly-Owned Subsidiaries on
          a Consolidated basis for the
          immediately preceding four fiscal
          quarters                                               $______

     E.   Depreciation and amortization of
          intangibles (excluding amortization
          of programming rights) for the
          immediately preceding four fiscal
          quarters                                               $______

     F.   Sum of D + E                                           $______

     EBITDA:

     G.   EBITDA (Wholly-Owned) as a
          percentage of EBITDA (Consolidated)
          (F divided by C)                                       ______%

     H.   If G is less than 95%, then
          for each non-Wholly Owned Subsidiary
              ----
          (if more than one non-Wholly Owned
          Subsidiary, attach additional sheets
          for item H):

               1.   Portion of EBITDA (Consolidated)
                    allocable to such non-Wholly Owned
                    Subsidiary:                              $______

               2.   Percentage ownership interest
                    of such non-Wholly Owned Subsidiary
                    not owned, directly or indirectly,
                    ---
                    by the Guarantor                         ______%

               3.   EBITDA (Consolidated) reduction
                    for such non-Wholly Owned Sub-
                    sidiary (1 multiplied by 2)              $______

     I.   Total reduced EBITDA (Consolidated)
          (C minus the sum of 3 for each
          non-Wholly Owned Subsidiary)                       $______

     J.   EBITDA for the immediately
          preceding four fiscal quarters
          ending _____________ shall equal C
          or if G is less than 95% then I                    $______


II.  FUNDED DEBT

     As at __________________.

                                                                       Pro Forma
                                                           Interest    Interest
                                               Amount      Rate        Expense
                                               ------      --------    ---------

     A.   Outstandings under
          the Revolving Credit
          and Guaranty Agreement

     B.   Senior Secured Notes

     C.   Capital Lease Obligations

     D.   Other Debt

     E.   Cash and Cash Equivalents in
          excess of $1,000,000

     F.   Funded Debt for all purposes
          other than Leverage Ratio
          (A + B + C + D)

     G.   Funded Debt for Leverage Ratio
          purposes (F-E)

                   BLACK ENTERTAINMENT TELEVISION EXHIBIT E

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
                  -------------------------------------------

     This Assignment and Acceptance Agreement is made and entered into as of _______, by and between _____________ (the "Assignor") and ____________ (the
                                            --------
"Assignee").
 --------

                                   R E C I T A L S
                                   - - - - - - - -

     A. The Assignor, certain other lenders (together with any prior assignees, the "Lenders") and The Bank of New York, as agent (the "Agent), are
                -------                                            -----
parties to that certain Revolving Credit and Guaranty Agreement, dated as of December 13, 1995 (the "Credit Agreement"), with Black Entertainment Television,
                        ----------------
Inc., a District of Columbia corporation (the "Borrower), and BET Holdings,
                                               --------
Inc., a Delaware corporation ( the "Guarantor"). Pursuant to the Credit
                                    ---------
Agreement, the Lenders agreed to make Loans under the Aggregate Commitments in the aggregate amount of $75,000,000. The amount of the Assignor's Commitment (without giving effect to the assignment effected hereby or to other assignments thereof which have not yet become effective) is specified in Item 1 of Schedule 1 hereto. The outstanding principal amount of the Assignor's Loans (without giving effect to the assignment effected hereby or to other assignments thereof which have not yet become effective) is specified in Item 2 of Schedule 1 hereto. All capitalized terms not otherwise defined herein are used herein as defined in the Credit Agreement.

     B. The Assignor wishes to sell and assign to the Assignee, and the Assignee wishes to purchase and assume from the Assignor, (i) the portion of the Assignor's Commitment specified in Item 3 of Schedule 1 hereto (the "Assigned
                                                                     --------
Commitment") and (ii) the portion of the Assignor's Loans specified in Item 5 of
----------
Schedule 1 hereto (the "Assigned Loans").
                        --------------

     The parties agree as follows:

     1.   Assignment.  Subject to the terms and conditions set forth herein and
          ----------
in the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse, on the date set forth above (the "Assignment Date") (a) all right,
                                            ---------------
title and interest of the Assignor to the Assigned Loans and (b) all obligations of the Assignor under the Credit Agreement with respect to the Assigned Commitment. As full consideration for the sale of the Assigned Loans and the Assigned Commitment, the Assignee shall pay to the Assignor on the Assignment Date the principal amount of the Assigned Loans (the "Purchase Price") [and the
                                                      --------------
Assignor shall pay to the Assignee on the Assignment Date the fee specified in
Item 6 of Schedule 1 hereto.]/1/

     2.   Representation and Warranties.  Each of the Assignor and the Assignee
          -----------------------------
represents and warrants to the other that (a) it has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement; (b) the execution, delivery and performance of this Agreement have been authorized by all action, corporate

_______________________
1    Omit bracketed language if no fee is being paid.

or otherwise, and do not violate any provisions of its charter or by-laws or any contractual obligations or requirement of law binding on it; and (c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. The Assignor further represents that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor.

     3.   Condition Precedent.  The obligations of the Assignor and the Assignee
          -------------------
hereunder shall be subject to the fulfillment of the condition that the Assignor shall have (a) received payment in full of the Purchase Price and (b) complied with the other applicable provisions of Section 11.7 of the Credit Agreement.

     4.   Notice of Assignment.  The Assignor agree to give notice of the
          --------------------
assignment and assumption of the Assigned Loans and the Assigned Commitment to the Agent and the Borrower and hereby instructs the Agent and the Borrower to make all payments with respect to the Assigned Loans and the Assigned Commitment directly to the Assignee at the applicable Lending Offices specified on Schedule 2 hereto; provided, however, that the Borrower and the Agent shall be entitled to continue to deal solely and directly with the Assignor in connection with the interests so assigned until the Agent and the Borrower, to the extent required by Section 11.7 of the Credit Agreement, shall have received notice of the assignment, the Borrower shall have consented in writing thereto, and the Agent shall have recorded and accepted this Agreement and received the Assignment Fee required to be paid pursuant to Section 11.7 of the Credit Agreement. From and after the date (the "Effective Date") on which the Agent shall notify the
                     --------------
Borrower and the Assignor that the requirements set forth in the foregoing sentence shall have occurred and all consents (if any) required shall have been given, (i) the Assignee shall be deemed to be a party to the Credit Agreement and, to the extent that rights and obligations thereunder shall have been assigned to Assignee as provided in such notice of assignment to the Agent, shall have rights and obligations of a Lender under the Credit Agreement, and
(ii) the Assignee shall be deemed to have appointed the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. After the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustment in payments under the Assigned Loans and the Assigned Commitment for periods prior to the Effective Date hereof directly between themselves. If the Assignee is not a United States Person as defined in Section 7701(a)(30) of the Code, the Assignee shall deliver herewith the forms required by Section 2.9(c) of the Credit Agreement to evidence the Assignee's compete exemption from United States withholding taxes with respect to payments under the Loan Documents.

     5.   Independent Investigation.  The Assignee acknowledges that it is
          -------------------------
purchasing the Assigned Loans and the Assigned Commitment from the Assignor totally without recourse and, except as provided in Section 2 hereof, without representation or warranty. The Assignee further acknowledges that it has made it own independent investigation and credit evaluation of the Borrower and the Guarantor in connection with its purchase of the Assigned Loans and the Assigned Commitment. Except for the representations or warranties set forth in
Section 2, the Assignee acknowledges that it is not relying on any representation or warranty of the Assignor, expressed or implied, including without limitation, any representation or warranty relating to the legality, validity, genuineness, enforceability, collectibility, interest rate, repayment schedule or accrual status of the Assigned Loans or the Assigned Commitment, the legality, validity, genuineness or enforceability of the Credit Agreement, the related Notes, or any other Loan Document referred to in or delivered pursuant to the Credit Agreement, or financial condition or creditworthiness of the Borrower, the Guarantor or any other Person. The Assignor has not and will not be acting as either the representative, agent or trustee of the Assignee with respect to matters arising out of or relating to the Credit Agreement or this Agreement. From and after the Effective Date, except as set forth in Section 4 above, the Assignor shall have no rights or obligations with respect to the Assigned Loans or the Assigned Commitment.

     6.   Consent of the Borrower; Exchange of Notes.
          ------------------------------------------

          (a) Pursuant to the provisions of Section 11.7 of the Credit Agreement, and to the extent required thereby, the Borrower, by signing below, consents to this Agreement and to the assignment contemplated herein. The Borrower further agrees to execute and deliver:

               (i) to the Assignee, a Note, in the aggregate principal amount of $_____.

               (ii) to the Assignor, a Note, in the aggregate principal amount of $_____.

          (b) The Assignor agrees to promptly return to the Borrower its Note, which has been replaced by the Notes referred to in clause (a) above.

     7.   Method of Payment.  All payments to be made by either party hereunder
          -----------------
shall be in funds available at the place of payment on the same day and shall be made by wire transfer to the account designated by the party to receive payment.

     8.   Integration.  This Agreement shall supersede any prior agreement or
          -----------
understanding between the parties (other than the Credit Agreement) as to the subject matter hereof.

     9.   Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original and shall be binding upon the parties hereto, their successors and assigns.

     10.  Headings.  Section headings have been inserted herein for convenience
          --------
only and shall not be construed to be a part hereof.

     11.  Amendments; Waivers.  This Agreement may not be amended, changed,
          -------------------
waived or modified except by a writing executed by the parties hereto, and may not be amended, changed, waived or modified in any manner inconsistent with
Section 11.7 of the Credit Agreement without prior written consent of the Agent.

     12.  Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with the laws of, the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                        ___________________, as Assignor


                                        By:______________________________
                                        Name:____________________________
                                        Title:___________________________

                                        ___________________, as Assignee


                                        By:______________________________
                                        Name:____________________________
                                        Title:___________________________

Consented to:

BLACK ENTERTAINMENT TELEVISION, INC.

By:______________________________
Name:____________________________
Title:___________________________

Accepted:

THE BANK OF NEW YORK, as Agent


By:______________________________
Name:____________________________
Title:___________________________

                                  SCHEDULE 1

                                      TO

                      ASSIGNMENT AND ACCEPTANCE AGREEMENT

                                    between

                            ___________________, as Assignor

                                      and

                            ___________________, as Assignee

                                  relating to

                 Revolving Credit and Guaranty Agreement among
                     Black Entertainment Television, Inc.,
                              BET Holdings, Inc.,
                          the Lenders party thereto,
                                      and
                       The Bank of New York, as Agent,
                         dated as of December 13, 1995


Item 1.        Assignor's Commitment*                            $________

Item 2.        Assignor's Loans*
               Consisting of:

                         ABR Advances                            $________
                         Eurodollar Advances                     $________

Item 3.        Amount of Assigned Commitment                     $________

Item 4.        Percentage of Assigned Commitment
               assigned as a percentage of
               the Aggregate Commitments
               of all Lenders:                                   ______%

Item 5.        Amount of Assigned Loans:
               consisting of:

                         ABR Advances                            $________
                         Eurodollar Advances                     $________

_________________________
* Without giving effect to the assignment effected hereby or to other assignments thereof which have not yet become effective.

Item 6.        Amount of Fee
               payable to Assignee/1/                  $____________


______________________
1    Omit if no fee is to be paid.

                                  SCHEDULE 2

                                      TO

                      ASSIGNMENT AND ACCEPTANCE AGREEMENT

                                    Between

                            ___________________, as Assignor

                                      and

                            ___________________, as Assignee

                                  relating to

                 Revolving Credit and Guaranty Agreement among
                     Black Entertainment Television, Inc.,
                              BET Holdings, Inc.,
                          the Lenders party thereto,
                                      and
                       The Bank of New York, as Agent,
                         dated as of December 13, 1995


Domestic Lending Office
-----------------------

_______________________
_______________________
Attention:_____________
          _____________
Telephone:(___)___-____
Fax:      (___)___-____

Eurodollar Lending Office
-------------------------

_________________________
_________________________
Attention:_____________
          _____________
Telephone:(___)___-____
Fax:      (___)___-____

Address for Notices
-------------------

_________________________
_________________________
Attention:_____________
          _____________
Telephone:(___)___-____
Fax:      (___)___-____